Exhibit 4.2

BROOKFIELD ASSET MANAGEMENT INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
Rights Agent

FORM OF RIGHTS AGREEMENT

Dated as of [●], 2021

- i -

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is dated as of [●], 2021 between Brookfield Asset Management Inc., a corporation existing under the laws of Ontario, Canada (“BAM”), and Wilmington Trust, National Association (the “Rights Agent”).

WHEREAS, Brookfield Business Partners L.P. (“BBU”) has agreed to distribute class A exchangeable subordinate voting shares (the “Class A Shares”) of Brookfield Business Corporation (the “Company,” and together with BBU, “our group”) to the holders of BBU Units pursuant to a special distribution (the “Special Distribution”), and additionally to BAM and its subsidiaries (other than entities within our group), and in connection therewith, certain Affiliates (as hereinafter defined) of BAM will become service providers to the Company and certain of the Company’s Affiliates pursuant to an amendment to the amended and restated master services agreement dated June 1, 2016 among BAM, BBU and others (the “Master Services Agreement”), which amendment will be effective as of the distribution date for the Special Distribution (the “Distribution Date”);

WHEREAS, pursuant to the terms of the Company’s Articles, each Class A Shareholder will have the right (the “Exchange Right”) to require the Company to exchange all or a portion of the Class A Shares held by such Class A Shareholder (such Class A Shares being hereafter referred to as “Subject Class A Shares” and such exchanging Class A Shareholder, the “Exchanging Class A Shareholder”) for the BBU Units Amount or the Cash Amount in accordance with the terms and conditions of the Company’s Articles;

WHEREAS, BBU may, in its sole and absolute discretion (including by means of a standing resolution adopted by the board of directors of the general partner of BBU, which may be amended or withdrawn at any time) elect to satisfy the Company’s Exchange Right obligation and acquire the Subject Class A Shares from such Exchanging Class A Shareholder in exchange for the BBU Units Amount or the Cash Amount, in accordance with the terms and conditions of the Company’s Articles;

WHEREAS, BAM is willing to provide for the delivery of the BBU Units Amount or, in its sole election, the Cash Amount to satisfy the Class A Shareholders’ Secondary Exchange Right (as hereinafter defined) in the event that, in connection with any Subject Class A Shares, (i) the Company has not satisfied its Exchange Right obligation under the Company’s Articles by delivering the BBU Units Amount or Cash Amount on the Specified Exchange Date (as hereinafter defined) and (ii) BBU has not, upon its election in its sole and absolute discretion, acquired such Subject Class A Shares from the Exchanging Class A Shareholder in exchange for the delivery of the BBU Units Amount or the Cash Amount pursuant to the Company’s Articles on the Specified Exchange Date;

WHEREAS, the Rights Agent desires to serve as agent for the Class A Shareholders with respect to the administration of the Secondary Exchange Rights; and

WHEREAS, BAM and the Rights Agent desire to set forth their rights and obligations with respect to the Secondary Exchange Rights and the delivery of the BBU Units Amount or, at BAM’s sole election, the Cash Amount in satisfaction of the Secondary Exchange Rights.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.      Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, including, for the avoidance of doubt, any future Affiliates.

“Agreement” shall have the meaning set forth in the recitals.

“Applicable Procedures” means, with respect to any transfer of securities that are held through DTC or another Depositary, the rules and procedures of DTC or such other Depositary, as applicable, that apply to such transfer or exchange.

“BAM” shall have the meaning set forth in the recitals.

“BBU” shall have the meaning set forth in the recitals.

“BBU Unit” shall mean a limited partnership interest in BBU representing a fractional part of all the limited partner interests in BBU as outstanding on the date hereof (or any other class of equity security of BBU into which the limited partnership interests in BBU may be converted after the date hereof), which is designated as a “Unit”, and shall include any limited partnership interest or other equity interest of BBU or any successor to BBU into which such BBU Unit is converted or for which such Unit is exchanged.

“BBU Unit Convertible” shall mean any security, other than the Class A Shares, convertible into or redeemable for BBU Unit(s), provided such conversion or redemption right is freely and immediately exercisable by the holder thereof at any time, including, for the avoidance of doubt and without limitation, redemption-exchange units of Brookfield Business L.P.

“BBU Unit Release Price” shall mean, as of the date of withdrawal of any BBU Unit or BBU Unit Convertible from the Collateral Account, an amount in cash or Cash Equivalents equal to one hundred and fifty percent (150%) of the BBU Unit Value of such BBU Units or the BBU Unit Value of the number of BBU Units into which such BBU Unit Convertible may be converted or redeemed for, as of such date.

“BBU Unit Value” shall have the meaning as provided in the Company’s Articles.

“BBU Units Amount” shall have the meaning as provided in the Company’s Articles.

“Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Cash Amount” shall have the meaning as provided in the Company’s Articles.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state maturing within one year from the date of acquisition thereof and having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) dollar denominated time deposits, certificates of deposit and bankers acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a combined capital and surplus of at least $1,000,000,000 with maturities of not more than one year from the date of acquisition, (iv) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

“Class A Shareholder” shall mean any holder of at least one Class A Share.

“Class A Shares” shall have the meaning set forth in the recitals.

“Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

“Collateral Account” shall have the meaning as provided in Section 8.

“Collateral Account Balance” shall mean the aggregate of the Collateral Account BBU Unit Balance and the Collateral Account Cash Balance.

“Collateral Account BBU Unit Balance” shall mean, as of any date, (i) the number of BBU Units in the Collateral Account plus (ii) the number of BBU Units issuable upon conversion or redemption of BBU Unit Convertibles in the Collateral Account as of such date.

“Collateral Account Cash Balance” shall mean, as of any date, a number of BBU Units (rounded down to the nearest whole unit) equal to the quotient of (i) the aggregate amount of cash and Cash Equivalents in the Collateral Account divided by (ii) the BBU Unit Value as of such date; provided that for purposes of Section 8(d) and Section 8(e), the Collateral Account Cash Balance shall equal the aggregate amount of cash and Cash Equivalents in the Collateral Account as of such date.

“Company” shall have the meaning set forth in the recitals.

“Company Notice” shall mean a written notice in substantially the form attached hereto as Exhibit D-1 delivered by the Company to the Rights Agent, BBU and BAM, with respect to any Subject Class A Share, stating that (i) the Company has not satisfied its obligation under sections 26.11 and 26.13 of the Company’s Articles with respect to such Subject Class A Share by delivering the Cash Amount or BBU Units Amount on the applicable Specified Exchange Date and (ii) BBU has not, upon its election in its sole and absolute discretion, acquired such Subject Class A Share from the Exchanging Class A Shareholder and delivered the BBU Units Amount or Cash Amount in exchange therefor pursuant to section 26.23 of the Company’s Articles on the Specified Exchange Date.

“Company’s Articles” shall mean the Articles of Incorporation of the Company substantially in the form attached hereto as Exhibit A, as amended from time to time following the Distribution Date in accordance with its terms.

“Conversion Factor” shall have the meaning as provided in the Company’s Articles.

“Depositary” means a clearing agency registered under the Exchange Act.

“Distribution Date” shall have the meaning set forth in the recitals, and BAM shall notify the Rights Agent in writing immediately following the determination of such date.

“DTC” means The Depository Trust Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Right” shall have the meaning set forth in the recitals.

“Exchanging Class A Shareholder” shall have the meaning set forth in the recitals.

“Exchanging Class A Shareholder Notice” shall mean a written notice in substantially the form attached hereto as Exhibit D-2 delivered by a Class A Shareholder to the Rights Agent and BAM and containing a medallion guarantee, with respect to any Subject Class A Share, that (i) the Company has not satisfied its obligation under sections 26.11 and 26.13 of the Company’s Articles by delivering the BBU Units Amount or Cash Amount on the applicable Specified Exchange Date and (ii) BBU has not, upon its election in its sole and absolute discretion, acquired such Subject Class A Share from the Exchanging Class A Shareholder and delivered the BBU Units Amount or Cash Amount in exchange therefor pursuant to section 26.23 of the Company’s Articles on the applicable Specified Exchange Date.

“Final Expiration Date” shall mean the fifth anniversary of the Distribution Date.

“Participant” means, with respect to a Depositary, a Person who has an account with the Depositary.

“Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Received Class A Share Account” shall have the meaning as provided in Section 4(c).

“Registered BBU Unit” shall have the meaning set forth in Section 9.

“Required Collateral Account Balance” shall mean, as of a particular date, a number of BBU Units equal to the product of (i) the total number of Class A Shares outstanding on such date, excluding Class A Shares owned by BAM or its Affiliates, multiplied by (ii) the Conversion Factor in effect on such date.

“Required Collateral Account Cash Balance” shall mean, as of a particular date, the product of (i)(a) the Required Collateral Account Balance minus (b) the Collateral Account BBU Unit Balance, multiplied by (ii) one hundred and twenty-five percent (125%) of the BBU Unit Value as of such date.

“Rights Agent” shall have the meaning set forth in the recitals.

“Secondary Exchange Right” shall have the meaning as provided in the Company’s Articles.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Specified Exchange Date” shall have the meaning as provided in the Company’s Articles.

“Subject Class A Shares” shall have the meaning set forth in the recitals.

Section 2.      Appointment of Rights Agent.

The Rights Agent is hereby appointed to act as agent for the holders of the Secondary Exchange Rights, as a class and not individually, in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The obligations of the Rights Agent hereunder shall become effective as of the Distribution Date. The Rights Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document (including, without limitation, the Company’s Articles or the Class A Shares) other than this Agreement, except to the extent that defined terms set forth in the Company’s Articles are expressly incorporated herein, whether or not an original or a copy of such agreement, instrument, or document has been provided to the Rights Agent; and the Rights Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. Except to the extent that defined terms set forth in the Company’s Articles are expressly incorporated herein, references in this Agreement to any other agreement, instrument, or document are for the convenience of the parties and the Rights Agent has no duties or obligations with respect thereto.

Section 3.      Secondary Exchange Rights.

(a)             The Secondary Exchange Rights are a part of the terms of the Class A Shares and shall not be transferred or assigned separate or apart from the Class A Shares. The Secondary Exchange Rights shall not be separately evidenced. Any sale, transfer, assignment or other disposition of a Class A Share shall also constitute the sale, transfer, assignment or other disposition of the Secondary Exchange Rights associated with such Class A Share.

(b)             Physical certificates for Class A Shares, if any, which become outstanding prior to the Close of Business on the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Secondary Exchange Rights as set forth in a Rights Agreement between Brookfield Asset Management Inc. and Wilmington Trust, National Association, as Rights Agent, dated as of [●], 2021, as it may from time to time be amended or supplemented pursuant to its terms (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. The Secondary Exchange Rights are a part of the terms of the Class A Shares and shall not be transferred or assigned separate or apart from the Class A Shares.

Notwithstanding this Section 3(b), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Secondary Exchange Rights.

Section 4.      Satisfaction of Secondary Exchange Rights.

(a)            BAM hereby agrees to satisfy, or cause to be satisfied, the obligations with respect to the Secondary Exchange Rights contained in the Company’s Articles in accordance with the terms of this Agreement in the event that, in connection with any Subject Class A Share, (i) the Company has not satisfied its obligation under sections 26.11 and 26.13 of the Company’s Articles by delivering the BBU Units Amount or Cash Amount on the applicable Specified Exchange Date and (ii) BBU has not, upon its election in its sole and absolute discretion, acquired such Subject Class A Share from the Exchanging Class A Shareholder and delivered the BBU Units Amount or Cash Amount in exchange therefor pursuant to section 26.23 of the Company’s Articles on the applicable Specified Exchange Date.

(i)            In accordance with the Company’s Articles, the Company is required to deliver a Company Notice, which shall be executed by an authorized signatory identified in Exhibit B-1 attached hereto (which exhibit may be updated by the Company from time to time in the Company’s reasonable discretion, provided that such update does not adversely affect any Class A Shareholder or its rights hereunder in any respect), to the Rights Agent and BAM on the Specified Exchange Date if the conditions to the exercise of the Secondary Exchange Rights set forth in the immediately preceding sentence with respect to such Subject Class A Shares have been satisfied, which Company Notice shall set forth the BBU Units Amount and the Cash Amount for such Subject Class A Shares and any wire transfer or other delivery instructions necessary to permit the Rights Agent to transfer the BBU Units or the Cash Amount to the Exchanging Class A Shareholder and be in a format that is acceptable to the Rights Agent (determined by the Rights Agent acting reasonably and in good faith). If the Rights Agent shall not have received a signed written notice executed by an authorized signatory identified in Exhibit B-2 attached hereto from BAM (which exhibit may be updated by BAM from time to time in BAM’s reasonable discretion, provided that such update does not adversely affect any Class A Shareholder or its rights hereunder in any respect) by the Close of Business on the Business Day immediately following the date the Rights Agent received the Company Notice, providing that BAM has elected, in BAM’s sole discretion, to fund the Cash Amount pursuant to Section 4(b) below, the Rights Agent shall exchange (in accordance with Section 4(e) below) such Subject Class A Shares for a number of BBU Units held in the Collateral Account equal to the BBU Units Amount for such Subject Class A Shares set forth in such Company Notice and promptly, and in any event within two Business Days following the receipt of the Company Notice and the Subject Class A Shares in the Received Class A Share Account pursuant to Section 4(c), deliver such BBU Units from the Collateral Account to the Exchanging Class A Shareholder; provided that if there shall not be enough BBU Units in the Collateral Account to satisfy the BBU Units Amount with respect to one or more of such Subject Class A Shares, the Rights Agent shall exchange each such Subject Class A Share for an amount of cash from the Collateral Account equal to the Cash Amount for such Subject Class A Share and promptly, and in any event within two Business Days of receipt of the Company Notice and the Subject Class A Shares in the Received Class A Share Account pursuant to Section 4(c), deliver the Cash Amount to the Exchanging Class A Shareholder. For the avoidance of doubt, if for any given exercise of the Secondary Exchange Rights under this Section 4 there are not enough BBU Units in the Collateral Account to satisfy the BBU Units Amount with respect to all Subject Class A Shares subject to such Secondary Exchange Right, the Rights Agent shall not cause any BBU Units to be exchanged with respect to any such Subject Class A Shares, and shall instead only deliver to the Exchanging Class A Shareholder the Cash Amount with respect to each such Subject Class A Share from the Collateral Account.

(ii)            In the event that, in connection with any Subject Class A Share, (i) the Company has not satisfied its obligation under sections 26.11 and 26.13 of the Company’s Articles by delivering the BBU Units Amount or Cash Amount on the applicable Specified Exchange Date and (ii) BBU has not, upon its election in its sole and absolute discretion, acquired such Subject Class A Share from the Exchanging Class A Shareholder and delivered the BBU Units Amount or Cash Amount in exchange therefor pursuant to section 26.23 of the Company’s Articles on the applicable Specified Exchange Date, the Exchanging Class A Shareholder shall have the right to deliver, or cause to be delivered, an original Exchanging Class A Shareholder Notice to the Rights Agent and BAM, which Exchanging Class A Shareholder Notice shall set forth the number of such Subject Class A Shares and any wire transfer or other delivery instructions necessary to permit the Rights Agent to transfer the BBU Units Amount or the Cash Amount to the Exchanging Class A Shareholder and be in a format that is acceptable to the Rights Agent (determined by the Rights Agent acting reasonably and in good faith). As promptly as practicable and in any event on or prior to the Business Day immediately following the date of such Exchanging Class A Shareholder Notice, BAM shall provide written notice to the Rights Agent, which notice shall (i) set forth the BBU Units Amount and the Cash Amount for such Subject Class A Shares subject to such Exchanging Class A Shareholder Notice and (ii) either (A) provide that BAM has elected, in BAM’s sole discretion, to fund the Cash Amount pursuant to Section 4(b) below with respect to such Subject Class A Shares, or (B) instruct the Rights Agent to exchange (in accordance with Section 4(c), and 4(e) below) each Subject Class A Share in accordance with this Section 4(a)(ii), it being understood that BAM shall not be obligated to deliver such notice to the Rights Agent if it has determined in good faith that the conditions to the exercise of the Secondary Exchange Right set forth in Section 4(a) have not been satisfied. Upon receipt of an instruction by BAM pursuant to clause (ii)(B) of the immediately preceding sentence and receipt of an original Exchanging Class A Shareholder Notice and the Subject Class A Shares in the Received Class A Share Account pursuant to Section 4(c), the Rights Agent shall exchange such Subject Class A Shares for a number of BBU Units held in the Collateral Account equal to the BBU Units Amount for such Subject Class A Shares set forth in such BAM instructions and, on or prior to the second Business Day following receipt of such instruction from BAM and receipt of an original Exchanging Class A Shareholder Notice, and the Subject Class A Shares in the Received Class A Share Account pursuant to Section 4(c), deliver such BBU Units from the Collateral Account to the Exchanging Class A Shareholder; provided that if there shall not be enough BBU Units in the Collateral Account to satisfy the BBU Units Amount with respect to one of more of such Subject Class A Shares, the Rights Agent shall exchange each such Subject Class A Share for an amount of cash from the Collateral Account equal to the Cash Amount for such Subject Class A Share and, on or prior to the second Business Day following receipt of such instruction from BAM and receipt of an original Exchanging Class A Shareholder Notice, and the Subject Class A Shares in the Received Class A Share Account pursuant to Section 4(c), deliver the Cash Amount to the Exchanging Class A Shareholder. The Rights Agent shall not take any action under this Section 4(a)(ii) or otherwise upon receipt of an Exchanging Class A Shareholder Notice unless BAM has instructed the Rights Agent to exchange any Subject Class A Share for a number of BBU Units or the Cash Amount, as applicable, as set forth in this Section 4(a)(ii).

(b)            With respect to any Company Notice or Exchanging Class A Shareholder Notice, BAM shall have the right, in its sole and absolute discretion, to elect that the Rights Agent exchange the Subject Class A Shares for the Cash Amount for each Subject Class A Share by providing written notice of such election to the Rights Agent on or prior to the Close of Business on the Business Day immediately following the date the Rights Agent received the Company Notice or Exchanging Class A Shareholder Notice, as applicable, in accordance with Section 4(a)(i) and Section 4(a)(ii), as applicable. In the event that BAM shall make the election described in the immediately preceding sentence and there shall not be an amount of cash in the Collateral Account sufficient to exchange any such Subject Class A Share for the Cash Amount, BAM shall deposit an amount of cash into the Collateral Account equal to the Cash Amount with respect to each such Subject Class A Share simultaneously with the delivery of the written notice set forth in the immediately preceding sentence. In the event that BAM shall elect that the Rights Agent exchange the Subject Class A Shares for the Cash Amount pursuant to this Section 4(b), the Rights Agent shall deliver the Cash Amount for each Subject Class A Share from the Collateral Account to the Exchanging Class A Shareholder on or before the second Business Day following receipt of the written notice of such election from BAM and receipt of an original Exchanging Class A Shareholder Notice (only if applicable per Section 4(a)(ii)) and the Subject Class A Shares in the Received Class A Share Account pursuant to Section 4(c).

(c)            BAM shall establish a non-interest bearing trust account in the name of BAM that will be administered by the Rights Agent for purposes of receiving any Subject Class A Shares exchanged pursuant to this Agreement (the “Received Class A Share Account”). Such Received Class A Share Account information is as set forth in Exhibits D-1 and D-2. Any Class A Shares received by the Rights Agent pursuant to Section 4(a) or Section 4(b) shall be delivered to the Received Class A Share Account. Any Class A Shares in the Received Class A Share Account shall be transferable to BAM or, at BAM’s direction, an Affiliate of BAM which was the beneficial owner of the BBU Units transferred to the Exchanging Class A Shareholder, pursuant to delivery instructions provided by BAM to the Rights Agent (which may be standing written instructions), and shall not be delivered into the Collateral Account, and thereafter BAM or such Affiliate, as applicable, shall be the beneficial owner of such Class A Shares with all rights, powers, privileges and preferences appurtenant thereto, including, without limitation, the Exchange Right. Delivery to BAM or such Affiliate pursuant to this Section 4(c) shall be accomplished by the Rights Agent instructing the transfer agent for the Class A Shares to record the transfer of the Class A Shares from the Received Class A Shares Account to, and the ownership thereof by, BAM or such Affiliate in accordance with the Applicable Procedures. The Rights Agent shall provide BAM with online access to view the Received Class A Share Account, which online interface shall be kept reasonably up-to-date by the Rights Agent.

(d)            Notwithstanding anything to the contrary contained in this Agreement, BAM shall be entitled to cause any of its Affiliates to take any action required to satisfy BAM’s obligations with respect to the Secondary Exchange Rights or otherwise pursuant to this Agreement; provided that nothing other than full and complete payment and performance of such obligations shall relieve BAM of such obligations.

(e)            In connection with an Exchanging Class A Shareholder’s exercise of the Secondary Exchange Right with respect to any Subject Class A Shares held through DTC or another Depositary, such Exchanging Class A Shareholder shall deliver to the Rights Agent such Subject Class A Shares to the Received Class A Share Account pursuant to DTC’s or such other Depositary’s Applicable Procedures. In addition, such Exchanging Class A Shareholder shall deliver to the Rights Agent via email or other appropriate method of communication on the Business Day prior to the delivery of such Subject Class A Shares, a copy of such Exchanging Class A Shareholder’s Exchanging Class A Shareholder Notice; provided that the Rights Agent’s obligations pursuant to Section 4(a)(ii) shall not be affected by such Exchanging Class A Shareholder’s failure to so deliver a copy of such Exchanging Class A Shareholder Notice if such Exchanging Class A Shareholder’s original Exchanging Class A Shareholder Notice is received by the Rights Agent within two Business Days of the date that the Rights Agent receives such Subject Class A Shares pursuant to DTC’s or another Depositary’s Applicable Procedures. In connection with any transfer by an Exchanging Class A Shareholder of any Subject Class A Shares required by this Agreement which are not held through DTC or another Depositary, such Exchanging Class A Shareholder shall take all necessary action to cause such Subject Class A Shares to be delivered to the Received Class A Share Account.

Section 5.               Exercise of Rights.

The Rights Agent shall cause the BBU Units Amount delivered to any Exchanging Class A Shareholder pursuant to Section 4(a) to be delivered to or upon the order of the Exchanging Class A Shareholder, registered in such name or names as such Exchanging Class A Shareholder held such Subject Class A Shares (all as set forth in the Company Notice or the Exchanging Class A Shareholder Notice, as applicable).

Section 6.               Confirmation Procedures.

(a)            If the BBU Units Amount or the Cash Amount to be delivered pursuant to Section 4 above is to be delivered in a name other than that in which the Subject Class A Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the BBU Units Amount or the Cash Amount may be delivered to a Person other than the Person in whose name the Subject Class A Shares so surrendered are registered in the stock transfer books or ledger of the Company only if such Subject Class A Shares are properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such delivery has paid to BAM (or any agent designated by BAM) any transfer taxes reasonably expected to be required by reason of the payment of the BBU Units Amount or the Cash Amount to a Person other than the registered holder of such Subject Class A Shares, or established to the reasonable satisfaction of BAM (or any agent designated by BAM) that such transfer taxes have been paid or are otherwise not payable. Upon satisfaction of the condition in the immediately preceding sentence, BAM shall instruct the Rights Agent in writing to deliver such BBU Units Amount or Cash Amount to such other Person. Unless the Rights Agent has received such written instruction from BAM pursuant to the immediately preceding sentence prior to the delivery by the Rights Agent of the BBU Units Amount or Cash Amount with respect to such Subject Class A Shares, the Rights Agent shall have no duty or obligation under this Section 6(a) and shall deliver or cause to be delivered the BBU Units Amount or Cash Amount to the party designated in the Company Notice without further inquiry.

(b)           All Subject Class A Shares shall be delivered to the Received Class A Share Account free and clear of all liens, claims and encumbrances whatsoever, and should any such liens, claims and encumbrances exist or arise with respect to such Subject Class A Shares, the Exchanging Class A Shareholder shall not be entitled to exercise its Secondary Exchange Rights with respect to such Subject Class A Shares. Each Exchanging Class A Shareholder will pay to BAM the amount of any tax withholding due upon the exchange of Subject Class A Shares pursuant to this Agreement and, in the event BAM elects to acquire some or all of the Subject Class A Shares from the Exchanging Class A Shareholder in exchange for the Cash Amount in accordance with Section 4(b), will authorize BAM to retain such portion of the Cash Amount as BAM reasonably determines is necessary to satisfy its tax withholding obligations. In the event BAM elects to acquire some or all of the Subject Class A Shares from the Exchanging Class A Shareholder in exchange for the BBU Units Amount, BAM may elect to either satisfy the amount of any tax withholding due upon the exchange of Subject Class A Shares by retaining BBU Units with a fair market value, as reasonably determined by BAM in good faith, equal to the amount of such obligation, or satisfy such tax withholding obligation using amounts paid by BAM, which amounts shall be treated as a loan by BAM to the Exchanging Class A Shareholder, in each case, unless the Exchanging Class A Shareholder, at the Exchanging Class A Shareholder’s election, has paid or has made arrangements satisfactory to BAM, in its sole discretion, to pay, the amount of any such tax withholding. BAM shall notify the Exchanging Class A Shareholder within one Business Day following the date of the Company Notice or the Exchanging Class A Shareholder Notice, as applicable, of BAM’s good faith estimate of the amount of any tax withholding due upon the exchange of the Subject Class A Shares subject to such Company Notice or the Exchanging Class A Shareholder Notice, provide the Exchanging Class A Shareholder with sufficient opportunity to provide any forms or other documentation or take such other steps in order to avoid or reduce such withholding, and reasonably cooperate with the Exchanging Class A Shareholder in good faith to attempt to reduce any amounts that would otherwise be withheld pursuant to this Section 6(b); provided that any determination with respect to the withholding shall be made by BAM, in its sole discretion exercised in good faith. Notwithstanding anything to the contrary in this Section 6(b), in no event shall an Exchanging Class A Shareholder be subject to withholding both under section 26.18 of the Company’s Articles and under this Section 6(b), and any amounts paid or withheld with respect to a Subject Class A Share pursuant to section 26.18 of the Company’s Articles shall be credited against and deemed to satisfy the Exchanging Class A Shareholder’s withholding obligation pursuant to this Section 6(b).

Section 7.               BBU Units Record Date.

Each former Exchanging Class A Shareholder who receives the BBU Units Amount upon the exercise of the Secondary Exchange Right with respect to any Subject Class A Share pursuant to this Agreement shall for all purposes be deemed to have become the owner of the BBU Units representing the BBU Units Amount for which the Secondary Exchange Right with respect to such Subject Class A Share is exercisable as of the date upon which such Class A Shareholder’s Subject Class A Share is duly surrendered in accordance with this Agreement. Prior to such Class A Shareholder’s surrender of such Subject Class A Share in accordance with this Agreement, the Class A Shareholder shall not be entitled to any rights of a holder of such BBU Units for which the Secondary Exchange Right with respect to such Subject Class A Share shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of BBU with respect to such BBU Units. For the avoidance of doubt, any Class A Shareholder who receives the Cash Amount in satisfaction of the Secondary Exchange Right with respect to any Class A Share pursuant to this Agreement shall not be entitled to any rights of a holder of BBU Units at any time with respect to the BBU Units for which the Secondary Exchange Right with respect to such Subject Class A Share was exercisable prior to the receipt of such Cash Amount.

Section 8.               Collateral Account.

(a)            BAM or one or more Affiliates of BAM shall establish one or more non-interest bearing trust accounts in the name of BAM or such Affiliates that will be administered by the Rights Agent (together, the “Collateral Account”). The Rights Agent shall requisition the BBU Units Amount or the Cash Amount, as applicable, without any further action or approval from BAM, for payment to any Class A Shareholder in accordance with Section 4(a) or Section 4(b) in accordance with the terms and conditions set forth in this Agreement. BAM shall be responsible for ensuring that the Collateral Account Balance shall at times equal or exceed the Required Collateral Account Balance. Notwithstanding anything to the contrary contained in this Section 8 and subject to any additional requirements with respect to the Collateral Account Balance contained in this Section 8, in the event that the Collateral Account Balance shall at any time be less than the Required Collateral Account Balance, including, without limitation, as a result of an adjustment to the Conversion Factor or an increase in the BBU Unit Value, within two Business Days, BAM shall, or shall cause an Affiliate to, deposit into the Collateral Account either (i) a number of BBU Units or BBU Unit Convertibles or (ii) an amount of cash or Cash Equivalents, in an amount necessary to cause the Collateral Account Balance to be at least equal to the Required Collateral Account Balance. The Rights Agent shall have no duty or obligation to calculate the Required Collateral Account Balance, determine the Conversion Factor, determine if the Collateral Account Balance equals or exceeds the Required Collateral Account Balance, or determine the amounts necessary to cause the Collateral Account Balance to equal or exceed the Required Collateral Account Balance. BAM covenants and agrees that it will take all action within its control (including making requests of third parties and enforcing any contractual rights and/or obligations) to convert or redeem any BBU Unit Convertibles if necessary to satisfy any Class A Shareholder’s Secondary Exchange Right in accordance with this Agreement, and any delivery of a BBU Units Amount pursuant to this Agreement shall be made in the form of BBU Units and not, for the avoidance of doubt, in the form of BBU Unit Convertibles. To the extent that conversion or redemption of a BBU Unit Convertible results in the imposition of any fees, payments, premiums or penalties, such fees, payments, premiums or penalties shall be borne by BAM, or its applicable Affiliates, and shall either be satisfied directly by BAM or such Affiliates or shall be deemed to reduce the Collateral Account Balance. BAM shall keep the Rights Agent informed of the Collateral Account Balance and the Required Collateral Account Balance in writing on a regular basis, and shall inform the Rights Agent in writing within two Business Days of any change in the Collateral Account Balance or the Required Collateral Account Balance for any reason, including as a result of an adjustment to the Conversion Factor or an increase in the BBU Unit Value.

(b)            Prior to or substantially concurrently with the issuance of any Class A Shares by the Company, BAM shall, or cause an Affiliate of BAM to, deposit BBU Units or BBU Unit Convertibles into the Collateral Account such that, after taking into account the number of BBU Units issued or issuable upon conversion or redemption of such BBU Unit Convertibles, the number of BBU Units deposited into the Collateral Account shall be equal to the product of (i) the number of such Class A Shares issued (excluding any shares issued to BAM or its Affiliates) multiplied by (ii) the Conversion Factor. The Rights Agent shall have no duty or obligation to calculate the Conversion Factor, to determine the number of Class A Shares issued, or to determine the number of BBU Units or BBU Unit Convertibles necessary to equal the product of (i) the number of such Class A Shares issued (excluding any shares issued to BAM or its Affiliates) multiplied by (ii) the Conversion Factor.

(c)            Except as set forth in this Section 8(c), BAM and its Affiliates shall not be entitled to withdraw any BBU Unit or BBU Unit Convertible from the Collateral Account.

(i)            In the event that the Collateral Account Balance shall exceed the Required Collateral Account Balance, either as a result of a change in the Conversion Factor or a decrease in the number of Class A Shares (excluding Class A Shares owned by BAM or its Affiliates) outstanding, BAM or an Affiliate of BAM shall be entitled to withdraw (pursuant to a written instruction from BAM to the Rights Agent) from the Collateral Account a number of BBU Units, or BBU Unit Convertibles that are convertible into or redeemable for a number of BBU Units, up to an amount equal to (i) the Collateral Account Balance minus (ii) the Required Collateral Account Balance. The Rights Agent shall be entitled to conclusively and exclusively rely upon such written instruction from BAM in accordance with this Section 8(c)(i) without liability or further inquiry.

(ii)            BAM, or any Affiliate of BAM, shall be permitted to withdraw from the Collateral Account a BBU Unit, or the number of BBU Unit Convertibles that are convertible into or redeemable for a BBU Unit, upon the deposit by BAM or any Affiliate of BAM of the BBU Unit Release Price with respect to such BBU Unit, or the number of BBU Unit Convertibles that are convertible into or redeemable for such BBU Unit, in the Collateral Account.

(d)            If at any time the Collateral Account Cash Balance shall be less than the Required Collateral Account Cash Balance, BAM shall, or shall cause its Affiliates to, within two Business Days, deposit cash or Cash Equivalents (pursuant to a written instruction from BAM to the Rights Agent and as selected by BAM) in an amount necessary to cause the Collateral Account Cash Balance to be at least equal to the Required Collateral Account Cash Balance.

(e)            Except as set forth in this Section 8(e), BAM and its Affiliates shall not be entitled to withdraw any cash or Cash Equivalents from the Collateral Account.

(i)            If at any time the Collateral Account Cash Balance shall be greater than one hundred and twenty percent (120%) of the Required Collateral Account Cash Balance, either as a result of a change in the Conversion Factor or a decrease in the number of Class A Shares (excluding Class A Shares owned by BAM or its Affiliates) outstanding, BAM or its Affiliates shall be permitted to withdraw (pursuant to a written instruction from BAM to the Rights Agent) cash or Cash Equivalents in an amount not to exceed the excess of (i) the Collateral Account Cash Balance minus (ii) one hundred and twenty percent (120%) of the Required Collateral Account Cash Balance. The Rights Agent shall be entitled to conclusively and exclusively rely upon such written instruction from BAM in accordance with this Section 8(e)(i) without liability or further inquiry.

(ii)            Upon the deposit in the Collateral Account of a number of BBU Units, or of BBU Unit Convertibles that are convertible into or redeemable for such number of BBU Units, BAM, or an Affiliate of BAM, shall be permitted to withdraw (pursuant to a written instruction from BAM to the Rights Agent) cash or Cash Equivalents from the Collateral Account in an amount equal to the aggregate BBU Unit Value of such number of BBU Units, or of the number of BBU Units issuable upon the conversion or redemption of such BBU Unit Convertibles, as applicable.

(f)            For the avoidance of doubt, BAM, or its applicable Affiliates, shall remain the beneficial owner of any BBU Units or BBU Unit Convertibles deposited by BAM or such Affiliates into the Collateral Account for so long as such BBU Units or BBU Unit Convertibles remain in the Collateral Account, and shall hold all of the rights, powers, privileges and preferences appurtenant to such BBU Units or BBU Unit Convertibles, including, without limitation, the right to distributions on such BBU Units or BBU Unit Convertibles. In the event that the Collateral Account consists of more than one account and (i) the Rights Agent has not received written instructions from BAM as to which account to use for any specific transaction described in this Section 8 or (ii) there shall not be an amount within the account designated by BAM to satisfy any applicable BBU Units Amount or Cash Amount to be delivered pursuant to this Agreement, in such cases the Rights Agent shall follow an order of account priority, to be provided in writing by BAM upon the establishment each new account, when determining which account to use for any of the transactions described in this Section 8. BAM also covenants and agrees that it will take all action within its control to ensure that any transfer agent of the BBU Unit certificates and Class A Shares will comply with the Rights Agent’s instructions in carrying out the purposes of this Agreement. BAM shall provide the Rights Agent with all necessary information and contact details for each transfer agent for the BBU Unit certificates and Class A Shares. The Rights Agent shall have no liability for the failure of any transfer agent to facilitate or effect any transfers contemplated hereby, or for any delay in doing so, or for the failure of BAM of its obligations under this Section 8(f). Prior to any transfer contemplated by this Agreement, BAM shall instruct the transfer agents for any BBU Unit certificates and Class A Shares to follow the instructions of the Rights Agent in connection with any exchange of Class A Shares for BBU Units as set forth herein.

(g)           In connection with any transfer by BAM of BBU Units or BBU Unit Convertibles into the Collateral Account required by this Agreement which are held through DTC or another Depositary, BAM shall deliver to the Rights Agent such BBU Units or BBU Unit Convertibles to the Collateral Account pursuant to DTC’s or such other Depositary’s Applicable Procedures. In connection with any transfer by BAM of BBU Units or BBU Unit Convertibles into the Collateral Account required by this Agreement which are not held through DTC or another Depositary, BAM shall take all necessary action to cause such BBU Units or BBU Unit Convertibles to be delivered to the Collateral Account.

Section 9.               Registration of BBU Unit Resales.

In the event that a shelf registration statement, prospectus or Prospectus Exemption (as defined below) registering or exempting, as applicable, the transfer of BBU Units (including BBU Units that are issuable upon conversion of or redemption for BBU Unit Convertibles in the Collateral Account) from the Collateral Account to an Exchanging Class A Shareholder (or to such other Person as may be entitled thereto pursuant to the terms of this Agreement) has, at any time, not been effective for five (5) consecutive Business Days, BAM shall, or shall cause an Affiliate of BAM to, deposit in the Collateral Account an amount of cash or Cash Equivalents equal to the BBU Unit Release Price for all BBU Units held in the Collateral Account (including BBU Units that are issuable upon conversion of for redemption for BBU Unit Convertibles in the Collateral Account) that cease to be Registered BBU Units (as defined below) as a result thereof, within five (5) Business Days; provided, however, for the avoidance of doubt, no such deposit is required to the extent all of the BBU Units in the Collateral Account, including BBU Units that are issuable upon conversion of or redemption for BBU Unit Convertibles in the Collateral Account, and the transfer of such BBU Units (including BBU Units that are issuable upon conversion of or redemption for BBU Unit Convertibles in the Collateral Account) from the Collateral Account to an Exchanging Class A Shareholder (or to such other Person as may be entitled thereto pursuant to the terms of this Agreement) are (i) registered under the Securities Act pursuant to an effective shelf registration statement with the Securities and Exchange Commission and (ii) qualified for distribution by BAM to Exchanging Class A Shareholders under the securities laws applicable in each of the provinces and territories of Canada through the filing of a prospectus (or exempt from the applicable prospectus requirements in such jurisdictions (a “Prospectus Exemption”)) (each BBU Unit so registered, including BBU Units that are issuable upon conversion of or redemption for BBU Unit Convertibles in the Collateral Account, a “Registered BBU Unit”). The Rights Agent shall have no duty or obligation (and no liability) to determine if any BBU Unit, including BBU Units that are issuable upon conversion of or redemption for BBU Unit Convertibles, or any BBU Unit Convertible held in the Collateral Account or transferred to an Exchanging Class A Shareholder is a Registered BBU Unit freely transferable under the U.S. federal securities laws or the laws applicable in each of the provinces and territories of Canada.

Section 10.             Concerning BAM.

(a)            BAM agrees that any Class A Shareholder may at any time and from time to time, without notice to or further consent of BAM, extend the time of payment of the Exchange Rights or Secondary Exchange Rights, and may also make any agreement with the Company, BBU, or any other Person, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between a Class A Shareholder, on the one hand, and the Company, BBU or any such other Person, on the other hand, it being understood that no such action shall impair, affect, alter or increase BAM’s obligations under this Agreement or affect the validity or enforceability of this Agreement.

(b)            BAM agrees that its obligations hereunder shall in no way be terminated, affected or impaired by reason of (a) the assertion by any Class A Shareholder of any rights or remedies which it may have under or with respect to this Agreement or against any Person obligated hereunder, (b) any Class A Shareholder’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy such Class A Shareholder may have hereunder, (c) any change in the structure or ownership of the Company, (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, BBU or any other Person, (e) the existence of any claim, set-off or other right that BAM may have at any time against the Company, BBU or any of their respective Affiliates, whether in connection with the Exchange Right, the Secondary Exchange Rights or otherwise; (f) the validity or enforceability of the Exchange Right; or (g) any other circumstance whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company with respect to the Exchange Right, in bankruptcy or any other instance, other than as provided herein.

(c)            To the fullest extent permitted by applicable law, BAM hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by any Class A Shareholder. BAM waives promptness, diligence, notice of the acceptance of this Agreement and of the Exchange Right, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar applicable law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other Person, and all suretyship defenses generally. BAM acknowledges that it will receive substantial direct and indirect benefits from the Master Services Agreement and that this Agreement, including specifically the waivers set forth in this Agreement, is knowingly made in contemplation of such benefits and after the advice of counsel.

(d)            BAM hereby unconditionally waives any rights that it may now have or hereafter acquire against the Company or its subsidiaries that arise from the existence, payment, performance, or enforcement of BAM’s obligations under or in respect of this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification.

(e)            BAM hereby represents and warrants that:

(i)            the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action, and do not contravene any provision of BAM’s organizational documents or any applicable law, order, judgment or contractual restriction binding on BAM or its assets;

(ii)            all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental entity necessary for the due execution, delivery and performance of this Agreement by BAM have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental entity is required in connection with the execution, delivery or performance of this Agreement;

(iii)           this Agreement constitutes a legal, valid and binding obligation of the BAM enforceable against BAM in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(iv)           as of the date hereof, BAM has the financial capacity to pay and perform its obligations under this Agreement.

Section 11.             Rights of Action.

All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 12 hereof, are vested in the Class A Shareholders; and any Class A Shareholder may, without the consent of the Rights Agent or of any other Class A Shareholder, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against BAM to enforce, or otherwise act in respect of, such holder’s right to exercise the Secondary Exchange Rights and the Class A Shareholders’ rights under this Agreement, in each case in the manner provided in the Company’s Articles and in this Agreement. Without limiting the foregoing or any remedies available to the Class A Shareholders, it is specifically acknowledged that the Class A Shareholders would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. BAM agrees to pay all expenses, including all reasonable and documented third party costs and out-of-pocket expenses (including reasonable fees of counsel), actually paid or incurred by such Class A Shareholder in enforcing any of such Class A Shareholder’s rights hereunder or otherwise relating to any litigation or other proceeding brought by such Class A Shareholder to enforce such Class A Shareholder’s rights hereunder, if such Class A Shareholder prevails in such litigation or proceeding.

Section 12.             Concerning the Rights Agent.

(a)            BAM agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with Exhibit C attached hereto and, from time to time, on demand of the Rights Agent, its reasonable and documented out-of-pocket expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. BAM also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim or liability in connection therewith. The indemnification provided for hereunder shall survive the expiration of the Secondary Exchange Rights and the termination of this Agreement. The costs and expenses of enforcing this right of indemnification shall also be paid by BAM. The Rights Agent shall have no right of set-off against any funds in the Collateral Account with respect to any amounts owed to the Rights Agent by BAM hereunder.

(b)           The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it, in good faith, to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of legal counsel to the Rights Agent (who may be an employee of the Rights Agent or outside legal counsel for the Rights Agent). Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

Section 13.             Merger or Consolidation or Change of Name of Rights Agent.

Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 15 hereof. The acquisition of substantially all of the Rights Agent’s assets employed in the exercise of corporate trust powers shall be deemed to be a merger or consolidation for purposes of this Section 13.

Section 14.             Duties of Rights Agent.

The Rights Agent undertakes the duties and obligations expressly set forth in this Agreement which shall be deemed purely ministerial in nature and no implied duties or obligations shall be read into this Agreement against the Rights Agent. Under no circumstances will the Rights Agent be deemed to be a fiduciary to BAM, the Company, any Class A Shareholder or any other person under this Agreement. The Rights Agent will not be responsible or liable for the failure of BAM, the Company, BBU, any transfer agent, any Class A Shareholder or any other person to perform in accordance with this Agreement. The Rights Agent shall perform those duties and obligations upon the following terms and conditions:

(a)            Before the Rights Agent acts or refrains from acting, it may consult with legal counsel (who may be an employee of the Rights Agent or outside legal counsel for the Rights Agent), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an authorized signatory of BAM identified in Exhibit B-2 attached hereto (which exhibit may be updated by BAM from time to time in BAM’s reasonable discretion, provided that such update does not adversely affect any Class A Shareholder or its rights hereunder in any respect) and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct. The Rights Agent shall not be liable, directly or indirectly, for any special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Rights Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Company’s Articles or be required to verify the same.

(e)            The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent); nor shall it be responsible for any breach by BAM of any covenant or condition contained in this Agreement; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any BBU Units to be issued pursuant to this Agreement or as to whether any BBU Units will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)            BAM agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept (and shall be entitled to conclusively and exclusively rely upon, without further inquiry) instructions with respect to the performance of its duties hereunder from any Person reasonably believed by the Rights Agent to be one of the authorized signatories of BAM listed on Exhibit B-2 attached hereto (which exhibit may be updated by BAM from time to time in BAM’s reasonable discretion, provided that such update does not adversely affect any Class A Shareholder or its rights hereunder in any respect), and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Without limiting the generality of the foregoing, whenever the Rights Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or in the event that the Rights Agent is unsure as to the application of any provision of this Agreement or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination or discretion by the Rights Agent or is silent or is incomplete as to the course of action that the Rights Agent is required to take with respect to a particular set of facts, the Rights Agent shall promptly give notice (in such form as shall be appropriate under the circumstances) to BAM requesting instruction as to the course of action to be adopted, and to the extent the Rights Agent acts in good faith in accordance with any written instructions received from BAM the Rights Agent shall not be liable on account of such action to any person. If the Rights Agent shall not have received appropriate instruction within ten (10) days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it shall be entitled to take no action and shall give prompt written notice of its decision not to take action to BAM, to the Company, and to any Exchanging Class A Shareholder that may be affected by such decision not to take action. Any application by the Rights Agent for written instructions from BAM may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received, in response to such application, written instructions with respect to the proposed action or omission specifying a different action to be taken or omitted.

(h)           To the extent permitted by applicable law, the Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Class A Shares or other securities of the Company or become pecuniarily interested in any transaction in which BAM or the Company may be interested, or contract with or lend money to BAM or the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for BAM, the Company or for any other Person.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to BAM or the Class A Shareholders resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)             No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability (other than expenses and overhead incurred in the ordinary course by the Rights Agent’s performance under this Agreement) in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)            Other than with respect to a Company Notice, Exchanging Class A Shareholder Notice, BAM instruction, or deposit of Class A Shares in the Received Class A Share Account in accordance with Section 4, the Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination under this Agreement unless and until the Rights Agent shall be specifically notified in writing by BAM of such fact, event or determination.

(l)             The Rights Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Rights Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(m)           The Rights Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder in accordance with the terms of this Agreement and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Rights Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

(n)           Unless subject to reimbursement by BAM pursuant to Section 12(a) or reasonably necessary in order for the Rights Agent to perform its express obligations hereunder in accordance herewith, notwithstanding anything contained herein or elsewhere to the contrary, the Rights Agent shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (x) require the Rights Agent in its individual capacity to obtain the consent, approval, authorization or order of or the giving of notice to, or the registration with, or taking of any action in respect of, any state or other governmental authority or agency other than the State of Delaware; (y) result in any fee, tax or other governmental charge under the laws of any jurisdiction other than the State of Delaware becoming payable by the Rights Agent in its individual capacity, or (z) subject the Rights Agent in its individual capacity to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Rights Agent contemplated hereby.

(o)           The right of the Rights Agent to perform any discretionary act (if any) enumerated in this Agreement shall not be construed as a duty.

Section 15.             Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to BAM and the Company and to each transfer agent of the Class A Shares and the BBU Units by registered or certified mail. BAM may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Class A Shares and the BBU Units by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, BAM shall appoint a successor to the Rights Agent. If BAM shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by a Class A Shareholder, then any Class A Shareholder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by BAM or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, including, without limitation, the Collateral Account, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment BAM shall file notice thereof in writing with the predecessor Rights Agent, the Company, and each transfer agent of the Class A Shares and the BBU Units. Failure to give any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 16.             Notices.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by any Exchanging Class A Shareholder, other Class A Shareholder, or other holder of a Secondary Exchange Right, to or on BAM shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Brookfield Asset Management Inc.
Brookfield Place, Suite 300
181 Bay Street, P.O. Box 762
Toronto, Ontario, Canada M5J 2T3
Attention: Chief Legal Officer

Subject to the provisions of Section 15 hereof, any notice or demand authorized by this Agreement to be given or made by BAM or by any Exchanging Class A Shareholder, other Class A Shareholder, or other holder of a Secondary Exchange Right to or on the Rights Agent shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt and, addressed (until another address is filed in writing with BAM) as follows:

Wilmington Trust, National Association
Attn: Robert L. Reynolds
246 Goose Lane, Suite 105
Guilford, CT 06437
Phone: (203) 453-1318
Fax: (203) 453-1183
Email: rlreynolds@wilmingtontrust.com

Notices or demands authorized by this Agreement to be given or made by BAM or the Rights Agent to any Class A Shareholder shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the transfer agent for the Class A Shares.

Section 17.             Supplements and Amendments.

BAM may from time to time, and the Rights Agent shall, if BAM so directs, supplement or amend this Agreement without the approval of any Class A Shareholder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to make modifications necessary to reflect changes in applicable law, including, without limitation, tax law, or to make any other change, in each case, provided that such change, amendment, modification or supplementation does not adversely affect any Class A Shareholder or its rights hereunder in any respect. Except as set forth in the immediately preceding sentence or as otherwise contemplated by Section 4(a)(i) or Section 14(b) with respect to updates to Exhibits B-1 and B-2, any amendment or modification to this Agreement shall require (a) pursuant to a consent request duly conducted by, and at the expense of, BAM or (b) at a duly called annual or special meeting of the Company’s shareholders, the affirmative consent or vote, as applicable, of holders of at least two-thirds of the outstanding Class A Shares not held by BAM, BBU or their controlled Affiliates, voting as a class, and the approval of a majority of the independent directors (within the meaning of the listing standards of the securities exchange on which the Company’s securities may then be listed) of the Company. Any supplement or amendment authorized by this Section 17 shall be evidenced by a writing signed by BAM and the Rights Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent. In executing any amendment or supplement contemplated hereby, the Rights Agent shall be provided with, and shall be entitled to conclusively and exclusively rely upon, an opinion of counsel (which may be counsel to BAM) stating that the execution of such amendment or supplement is authorized or permitted by this Agreement and all conditions precedent to the execution and delivery thereof have been duly satisfied or waived.

Section 18.             Successors.

All the covenants and provisions of this Agreement by or for the benefit of BAM or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 19.             Benefits of this Agreement.

Nothing in this Agreement shall be construed to give to any Person other than BAM, the Rights Agent and the Class A Shareholders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of BAM, the Rights Agent and the Class A Shareholders.

Section 20.             Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 21.             Governing Law; Forum Selection.

This Agreement and the Secondary Exchange Rights issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Each party to this Agreement irrevocably and unconditionally agrees to be, and all the rights governed by this Agreement, including the rights of the Class A Shareholders in accordance with Section 11 shall be, subject to the exclusive jurisdiction of the state courts sitting in the City of Wilmington in the State of Delaware and of the United States of America located in the District of the State of Delaware for any actions, suits or proceedings arising out of, or relating to, this Agreement. No action, suit or proceeding relating thereto shall be commenced in any other court. Service of any process, summons, notice or document if delivered or made pursuant to Section 16 shall be effective service of process for any action, suit or proceeding. Each party to this Agreement hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the aforementioned courts and hereby further irrevocably and unconditionally waives all claims, and agrees not to plead or claim in any such court, that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 22.             Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 23.             Descriptive Headings.

The table of contents and descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 24.             Administration; Termination.

This Agreement shall terminate on the earliest to occur of (i) the first Business Day where there shall be no Class A Shares outstanding, other than Class A Shares owned by BAM or its Affiliates, (ii) (a) pursuant to a consent request duly conducted by, and at the expense of, BAM or (b) at a duly called annual or special meeting of the Company’s shareholders, the affirmative consent or vote, as applicable, of holders of at least two-thirds of the outstanding Class A Shares not held by BAM, BBU or their controlled Affiliates, voting as a class, and the approval of a majority of the independent directors (within the meaning of the listing standards of the securities exchange on which the Company’s securities may then be listed) of the Company, and (iii) the Final Expiration Date. BAM shall provide the Rights Agent with written notice of the termination of this Agreement pursuant to section (i) or (ii) above.

Section 25.             No Waiver; Cumulative Rights.

No failure on the part of any Class A Shareholder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Class A Shareholder of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder by such Class A Shareholder or any other Class A Shareholder. Each and every right, remedy and power hereby granted to the Class A Shareholders shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by any Class A Shareholder at any time or from time to time.

Section 26.             Fractional Units.

Class A Shareholders holding a number of Subject Class A Shares which would entitle such holders to receive less than one whole BBU Unit pursuant to this Agreement shall receive cash in lieu of fractional units. Fractional BBU Units shall not be distributed to Class A Shareholders or credited to book-entry accounts. With respect to any delivery of BBU Units to a Class A Shareholder under this Agreement, BAM shall promptly instruct the transfer agent for the BBU Units to, as soon as practicable, (a) determine the number of whole BBU Units and fractional BBU Units allocable to each holder of record or beneficial owner of Class A Shares entitled to receive BBU Units at such time, (b) aggregate all such fractional units into whole BBU Units and sell the whole BBU Units obtained thereby in open market transactions, in each case, at then-prevailing trading prices on behalf of holders who would otherwise be entitled to fractional BBU Units, and (c) distribute to each such holder, or for the benefit of each such beneficial owner, such holder or owner’s ratable share of the net proceeds of such sale, based upon the average gross selling price per BBU Unit after making appropriate deductions for any amount required to be withheld for tax purposes and any brokerage fees incurred in connection with these sales of fractional BBU Units. Neither BAM nor the Rights Agent will guarantee any minimum sale price for the fractional BBU Units. Neither BAM nor the Rights Agent will pay any interest on the proceeds from the sale of fractional BBU Units. The transfer agent of the BBU Units acting on behalf of the applicable party will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional BBU Units and to determine when, how and at what price to sell such units, provided that neither the transfer agent nor the broker-dealers through which the aggregated fractional BBU Units are sold shall be Affiliates of BAM.

Section 27.             Book Entry.

Reference in this Agreement to certificates for Class A Shares or BBU Units shall include, in the case of uncertificated shares or units, the balances indicated in the book-entry account system of the transfer agent for the Class A Shares or BBU Units, as applicable. Any legend required to be placed on any certificates for Class A Shares or BBU Units may instead be included on any book-entry confirmation or notification to the registered holder of such Class A Shares or BBU Units.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

Brookfield Asset Management Inc.

By:
Name: Title:

Wilmington Trust, National Association as Rights Agent

By:
Name: Title:

[Signature Page to Rights Agreement]

EXHIBIT A

Form of the Company’s Articles

Number:           BC1311476

BUSINESS CORPORATIONS ACT

ARTICLES

of

BROOKFIELD BUSINESS CORPORATION

Number:           BC1311476

BUSINESS CORPORATIONS ACT

ARTICLES

of

BROOKFIELD BUSINESS CORPORATION
(the “Company”)

Part 1

Interpretation

Definitions

1.1           In these Articles, unless the context otherwise requires:

(a)            “Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(b)            “affiliate” means with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

(c)            “BAM” means Brookfield Asset Management Inc., a corporation existing under the Laws of the Province of Ontario, and is deemed to refer to all successors, including, without limitation, by operation of Law;

(d)            “BBU” means Brookfield Business Partners L.P., a Bermuda exempted limited partnership, and is deemed to refer to all successors, including, without limitation, by operation of Law;

(e)            “BBU-Affiliated Class A Shareholder” means BBU or a Person Controlled by BBU to the extent BBU or such other Person holds Class A Shares;

(f)            “BBU Distribution Declaration Date” means the date on which the BBU GP declares any distribution on the BBU Units;

(g)            “BBU Distributed Right” has the meaning as provided in clause (ii) of the definition of “Conversion Factor” below;

(h)            “BBU GP” means the general partner of BBU from time to time;

(i)            “BBU Liquidation Event” has the meaning as provided in §26.25;

(j)            “BBU Unit” means a limited partnership interest in BBU representing a fractional part of all the limited partnership interests in BBU, and which limited partnership interest is designated by BBU as a “Unit” (as defined in the Amended and Restated Limited Partnership Agreement of BBU dated as of May 31, 2016), and includes any limited partnership interest or other equity interest of BBU into which such BBU Unit is converted or for which such BBU Unit is exchanged;

(k)            “BBU Unit Value” means, with respect to a BBU Unit on a particular date, the market price of a BBU Unit on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if the BBU Units are listed on a U.S. National Securities Exchange, the closing price per BBU Unit (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange; (ii) if the BBU Units are not listed on a U.S. National Securities Exchange but are listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per BBU Unit (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if the BBU Units are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iv) if the BBU Units are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and the BBU Units are not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose or (v) if none of the conditions set forth in clauses (i), (ii), (iii) or (iv) is met, then the amount that a holder of one BBU Unit would receive if each of the assets of BBU were sold for its fair market value on such date, BBU were to pay all of its outstanding liabilities and the remaining proceeds were to be distributed to its partners in accordance with the terms of its partnership agreement;

(l)            “BBU Units Amount” means, with respect to each Tendered Share, such number of BBU Units equal to the Conversion Factor in effect on the Valuation Date with respect to such Tendered Shares;

(m)           “board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(n)            “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, United States of America or Toronto, Ontario, Canada are authorized or required by Law to close;

(o)            “Cash Amount” means (a) with respect to each Tendered Class A Share, an amount in cash equal to the product of (i) the applicable BBU Units Amount for such Tendered Class A Share multiplied by (ii) the BBU Unit Value as of the applicable Valuation Date, and (b) with respect to each Tendered Class B Share and Tendered Class C Share, an amount in cash equal to the BBU Unit Value for such Tendered Class B Share or Tendered Class C Share, as applicable;

(p)            “Class A Distributed Right” has the meaning as provided in clause (vi) of the definition of “Conversion Factor” below;

(q)            “Class A Dividend” has the meaning as provided in §26.2;

(r)            “Class A Senior Preferred Share” means a class A senior preferred share of the Company;

(s)            “Class A Share” means a class A exchangeable subordinate voting share of the Company;

(t)            “Class A Share Value” means, with respect to a Class A Share on a particular date, the market price of a Class A Share on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if the Class A Shares are listed on a U.S. National Securities Exchange, the closing price per Class A Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange; (ii) if the Class A Shares are not listed on a U.S. National Securities Exchange but are listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per Class A Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if the Class A Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iv) if the Class A Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and the Class A Shares are not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose or (v) if none of the conditions set forth in clauses (i), (ii), (iii) or (iv) is met then the amount that a holder of one Class A Share would receive if each of the assets of the Company were sold for its fair market value on such date, the Company were to pay all of its outstanding liabilities and the remaining proceeds were to be distributed to its shareholders in accordance with the terms of these Articles;

(u)            “Class A Shareholder” means a holder of Class A Shares;

(v)            “Class B Junior Preferred Share” means a class B junior preferred share of the Company;

(w)            “Class B Retraction Amount” has the meaning as provided in §27.11;

(x)            “Class B Retraction Right” has the meaning as provided in §27.11;

(y)            “Class B Share” means a class B multiple voting share of the Company;

(z)            “Class B Shareholder” means a holder of Class B Shares;

(aa)          “Class C Retraction Amount” has the meaning as provided in §28.8;

(bb)         “Class C Retraction Right” has the meaning as provided in §28.8;

(cc)         “Class C Share” means a class C non-voting share of the Company;

(dd)         “Class C Shareholder” means a holder of Class C Shares;

(ee)         “Close of Business” means 5:00 p.m., Eastern Time;

(ff)          “Company” means Brookfield Business Corporation;

(gg)         “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and, for certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors of to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A controls B for this purpose;

(hh)         “Conversion Factor” means 1.0; provided that in the event that:

(i)            BBU (a) declares or pays a distribution on its outstanding BBU Units wholly or partly in BBU Units; (b) splits or subdivides its outstanding BBU Units or (c) effects a reverse unit split or otherwise combines or reclassifies its outstanding BBU Units into a smaller number of BBU Units, the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date for such event by a fraction, (x) the numerator of which shall be the number of BBU Units issued and outstanding as of the Close of Business on the Record Date for such distribution or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable (assuming for such purpose that such distribution, split, subdivision, reverse split, combination or reclassification has occurred as of such time), and (y) the denominator of which shall be the actual number of BBU Units (determined without the above assumption) issued and outstanding as of the Close of Business on the Record Date for such distribution or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable.

Any adjustment under this clause (i) shall become effective immediately after the Open of Business on the Record Date for such distribution, or immediately after the Open of Business on the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable. If such distribution of the type described in this clause (i) is declared but not so paid or made and will not be so paid or made, the Conversion Factor shall be immediately readjusted, effective as of the date the BBU GP determines not to pay such distribution, to the Conversion Factor that would be in effect if such distribution had not been declared.

(ii)            BBU distributes any rights, options or warrants to all or substantially all holders of BBU Units to convert into, exchange for or subscribe for or to purchase or to otherwise acquire BBU Units (or other securities convertible into, exchangeable for or exercisable for BBU Units) (each a “BBU Distributed Right”), then, as of the Record Date for the distribution of such BBU Distributed Rights or, if later, the time such BBU Distributed Rights become exercisable, the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (A) the numerator of which shall be the number of BBU Units issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such BBU Distributed Rights become exercisable) plus the maximum number of BBU Units deliverable or purchasable under such BBU Distributed Rights and (B) the denominator of which shall be (x) the number of BBU Units issued and outstanding as of the Close of Business on the Record Date plus (y) such number of BBU Units determined by dividing the minimum aggregate cash purchase price under such BBU Distributed Rights of the maximum number of BBU Units purchasable under such BBU Distributed Rights by the average of the BBU Unit Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such BBU Distributed Rights become exercisable); provided, however, that, if any such BBU Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the Record Date of the BBU Distributed Rights, to reflect a reduced maximum number of BBU Units or any change in the minimum aggregate purchase price for the purposes of the above fraction.

Any adjustment under this clause (ii) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date for such issuance (or, if later, the date such rights, options or warrants become exercisable). To the extent that the BBU Units are not delivered and will not be delivered after the exercise of such rights, options or warrants, the Conversion Factor shall be decreased to the Conversion Factor that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of BBU Units actually delivered. If such rights, options or warrants are not so issued, the Conversion Factor shall be decreased, effective as of the date the BBU GP determines not to issue such rights, options or warrants, to the Conversion Factor that would then be in effect if such Record Date for such issuance had not occurred.

In determining the minimum aggregate purchase price under such BBU Distributed Rights, there shall be taken into account any consideration received by BBU for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the BBU GP.

(iii)            (A) BBU distributes to all or substantially all holders of BBU Units evidences of its indebtedness or assets (including securities, but excluding distributions paid exclusively in cash, distributions referred to in clauses (i) or (ii) above or any Spin-off referred to in clause (iii)(B) below) or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities (but excluding distributions referred to in clause (ii) above), the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date for such distribution by a fraction (a) the numerator of which shall be the average of the BBU Unit Value over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the Ex-Dividend Date for such distribution and (b) the denominator of which shall be the average of the BBU Unit Value over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the Ex-Dividend Date for such distribution less the fair market value on the Record Date for such distribution (as determined by the BBU GP) of the portion of the evidences of indebtedness or assets, rights, options or warrants so distributed applicable to one BBU Unit.

Any adjustment under this clause (iii)(A) will become effective immediately after the Open of Business on the Record Date for such distribution. If such distribution is not paid or made, the Conversion Factor shall be decreased, effective as of the date the BBU GP determines not to pay or make such distribution, to be the Conversion Factor that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if the fair market value (as determined by the BBU GP) of the portion of the evidences of indebtedness or assets, rights, options or warrants distributable to one BBU Unit is equal to or greater than the average BBU Unit Value referenced above in this clause (iii)(A), in lieu of the foregoing adjustment, each Class A Shareholder shall receive from the Company, in respect of each Class A Share, a distribution of cash payable out of the funds legally available therefor (at the same time as holders of the BBU Units), that in the determination of the Company, is comparable as a whole in all material respects with the amount of BBU indebtedness or assets or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities that such holder would have received if such holder owned a number of BBU Units equal to the Conversion Factor in effect immediately prior to the Record Date.

(B) Where there has been a Spin-off, the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date for such Spin-off by a fraction (a) the numerator of which shall be the average of the Last Reported Sale Prices of the share capital or similar equity interest applicable to one BBU Unit distributed to BBU Unit holders over the Valuation Period plus the average of the BBU Unit Value over the Valuation Period and (b) the denominator of which shall be the average of the BBU Unit Value over the Valuation Period; provided that, the Company may elect to pay cash in lieu of making an adjustment to the Conversion Factor provided by this clause (iii)(B), in which case the Company shall be required to pay to the Class A Shareholders and the Class A Shareholders shall be entitled to receive, cash on the third (3rd) Business Day immediately following the last Trading Day of the Valuation Period in an amount in respect of each Class A Share held, calculated by multiplying the BBU Unit Value on the Record Date of such Spin-off by the amount the Conversion Factor would have increased as a result of such Spin-off if no such cash payment was made.

Any adjustment under this clause (iii)(B) will be made immediately after the Close of Business on the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Record Date for such Spin-off.

Notwithstanding the foregoing, in respect of any exchange by a Class A Shareholder during the Valuation Period, references contained in the definition of Valuation Period to “ten (10) consecutive Trading Days” shall be deemed for the purposes of the foregoing for such holder to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-off and the Trading Day immediately preceding the Exchange Date in determining the Conversion Factor. If any such Spin-off does not occur, the Conversion Factor shall be decreased, effective as of the date the BBU GP determines not to proceed with the Spin-off, to be the Conversion Factor that would then be in effect if such Spin-off had not been pursued.

(iv)          BBU or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the BBU Units (but excluding for all purposes any tender or exchange offer involving an offer to exchange BBU Units for Class A Shares or any other security that is economically equivalent to BBU Units), to the extent that the cash and value of any other consideration included in the payment per BBU Unit exceeds the average of the BBU Unit Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date by a fraction (a) the numerator of which shall be (x) the sum of the aggregate value of all cash and any other consideration (as determined by the BBU GP) paid or payable in respect of BBU Units in such tender or exchange offer plus (y) the average of the BBU Unit Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date multiplied by the number of BBU Units issued and outstanding immediately after the Expiration Date (after giving effect to the purchase of all BBU Units accepted for purchase or exchange in such tender or exchange offer, without duplication), and (b) the denominator of which shall be the number of BBU Units issued and outstanding immediately prior to the Expiration Date (before giving effect to the purchase of all BBU Units accepted for purchase or exchange in such tender or exchange offer) multiplied by the average of the BBU Unit Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

For greater certainty, no adjustment under this clause (iv) will be made for any normal course issuer bid or similar stock buyback. Any adjustment under this clause (iv) will be made immediately after the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date and shall be given effect as of the Open of Business on the day next succeeding the Expiration Date.

Notwithstanding the foregoing, in respect of any exchange by a Class A Shareholder during the Valuation Period, references above to “ten (10) consecutive Trading Days” shall be deemed for such holder to be replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Trading Day immediately preceding the Exchange Date in determining the Conversion Factor.

(v)            the Company (a) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares; (b) splits or subdivides its outstanding Class A Shares or (c) effects a reverse share split or otherwise combines or reclassifies its outstanding Class A Shares into a smaller number of Class A Shares, the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date for such event by a fraction, (x) the numerator of which shall be the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable (determined without the assumption for such purpose that such dividend, split, subdivision, reverse split, combination or reclassification has occurred as of such time), and (y) the denominator of which shall be the actual number of Class A Shares (assuming the above assumption has occurred) issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable.

Any adjustment under this clause (v) shall become effective immediately after the Open of Business on the Record Date for such dividend, or immediately after the Open of Business on the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable. If such dividend of the type described in this clause (v) is declared but not so paid or made and will not be so paid or made, the Conversion Factor shall be immediately readjusted, effective as of the date the board of directors determines not to pay such dividend, to the Conversion Factor that would be in effect if such dividend had not been declared.

(vi)            the Company distributes any rights, options or warrants to all or substantially all holders of Class A Shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire Class A Shares (or other securities convertible into, exchangeable for or exercisable for Class A Shares) at a price per share that is less than the average of the Class A Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (each a “Class A Distributed Right”), then, as of the Record Date for the distribution of such Class A Distributed Rights or, if later, the time such Class A Distributed Rights become exercisable, the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (A) the numerator of which shall be (x) the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) plus (y) such number of Class A Shares determined by dividing the minimum aggregate cash purchase price under such Class A Distributed Rights of the maximum number of Class A Shares purchasable under such Class A Distributed Rights by the average of the Class A Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such Class A Distributed Rights become exercisable) and (B) the denominator of which shall be the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) plus the maximum number of Class A Shares purchasable under such Class A Distributed Rights; provided, however, that, if any such Class A Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the Record Date of the Class A Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction.

Any adjustment under this clause (vi) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) for such issuance. To the extent that the Class A Shares are not delivered and will not be delivered after the exercise of such rights, options or warrants, the Conversion Factor shall be increased to the Conversion Factor that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Factor shall be increased, effective as of the date the board of directors determines not to issue such rights, options or warrants, to the Conversion Factor that would then be in effect if such Record Date for such issuance had not occurred.

In determining the minimum aggregate purchase price under such Class A Distributed Rights, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the board of directors.

Any adjustment to the Conversion Factor shall be calculated up to four (4) decimal places. Within ten (10) Business Days of the effectiveness of any adjustment or readjustment of the Conversion Factor, the Company shall make a public announcement of such adjustment or readjustment.

Notwithstanding the foregoing, the Conversion Factor shall not be adjusted in connection with (a) an event described in clauses (i) through (iv) above (other than clause (iii)(B) above) if, in connection with such event, the Company makes a distribution of cash, Class A Shares, BBU Units and/or rights, options or warrants to acquire Class A Shares and/or BBU Units with respect to all applicable Class A Shares, splits or subdivides the Class A Shares, distributes to all or substantially all holders of Class A Shares evidences of its indebtedness or assets or effects a reverse split of, or otherwise combines or makes an offer for, the Class A Shares, as applicable, that, in the determination of the Company, is comparable as a whole in all material respects with such event, (b) a Spin-off as described in clause (iii)(B) above if the Company makes a distribution of the share capital or similar equity interests distributed to BBU Unit holders in the Spin-off in an amount and on terms that are comparable in all material respects to such Spin-off, or (c) an event described in clauses (v) through (vi) above if, in connection with such event, BBU makes a distribution of cash, Class A Shares, BBU Units and/or rights, options or warrants to acquire Class A Shares and/or BBU Units with respect to all BBU Units, splits or subdivides the BBU Units or effects a reverse split of, or otherwise combines or makes an offer for, the BBU Units, as applicable, that, in the determination of the Company, is comparable as a whole in all material respects with such event;

(ii)            “Conversion Notice” has the meaning as provided in §26.31;

(jj)            “Effective Date” means, with respect to an event described in clauses (i) and (v) of the definition of “Conversion Factor” above, the first date on which the BBU Units or Class A Shares, as applicable, trade on the applicable exchange or in the applicable market, in a regular way, reflecting the relevant unit or share split, subdivision, reserve split, combination or reclassification, as applicable;

(kk)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(ll)            “Exchange Consideration” has the meaning as provided in §26.13;

(mm)        “Exchange Date” means the date upon which a Tendering Class A Shareholder’s Exchange Right has been satisfied by the delivery of the Exchange Consideration to such Tendering Class A Shareholder with respect to its Tendered Class A Shares;

(nn)         “Exchange-Redemption Call Right” has the meaning as provided in §26.23;

(oo)         “Exchange Right” has the meaning as provided in §26.11;

(pp)         “Ex-Dividend Date” means, in respect of a dividend or distribution on the applicable securities, (a) the date on which such securities are traded without an entitlement to such dividend or distribution or (b) where such securities trade on a due bill basis, the date on which such dividend or distribution is paid;

(qq)         “Expiration Date” has the meaning as provided in clause (iv) of the definition of “Conversion Factor” above;

(rr)           “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s), director(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership, respectively, that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function), and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director;

(ss)          “Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(tt)           “Last Reported Sale Price” means with respect to a security on a particular date, the market price of such security on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if such security is listed on a U.S. National Securities Exchange, the closing price per security (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange (or, if listed on more than one U.S. National Securities Exchange, the U.S. National Securities Exchange with the greatest volume of trading by dollar value over the 12-month period preceding the date of the calculation); (ii) if such security is not listed on a U.S. National Securities Exchange but is listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per security (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if such security is not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; or (iv) if such security is not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and such security is not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose;

(uu)      “Laws” means all federal, provincial, state, municipal, regional and local laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, certificates, ordinances, judgments, injunctions, determinations, awards, decrees, legally binding codes, policies or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any governmental entity, and the term “applicable” with respect to such Laws and in a context that refers to one or more Persons, means such Laws as are binding upon or applicable to such Person or its assets;

(vv)	“legal personal representative” means the personal or other legal representative of the shareholder;

(ww)	“Liquidation Amount” has the meaning as provided in §26.25;

(xx)	“Liquidation Call Consideration” has the meaning as provided in §26.28;

(yy)	“Liquidation Call Right” has the meaning as provided in §26.28;

(zz)	“Liquidation Date” has the meaning as provided in §26.25;

(aaa)	“Liquidation Event” has the meaning as provided in §26.25;

(bbb)	“Liquidation Reference Date” has the meaning as provided in §26.25;

(ccc)	“Non-Affiliated Holders” means the holders of Class A Shares other than BBU-Affiliated Class A Shareholders;

(ddd)	“Notice of Class A Redemption” means a Notice of Redemption substantially in the form set forth on Exhibit B hereto;

(eee)	“Notice of Class B Retraction” means a Notice of Retraction substantially in the form set forth on Exhibit C hereto;

(fff)         “Notice of Class C Retraction” means a Notice of Retraction substantially in the form set forth on Exhibit D hereto;

(ggg)       “Notice of Exchange” means a Notice of Exchange substantially in the form set forth on Exhibit A hereto (or notice of the exercise of Exchange Rights in such other form as may be acceptable to the Company);

(hhh)       “Open of Business” means 9:00 a.m., Eastern Time;

(iii)           “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, governmental entity or other entity however designated or constituted and pronouns have a similarly extended meaning;

(jjj)           “Preferred Shares” means the Class A Senior Preferred Shares and the Class B Junior Preferred Shares;

(kkk)       “Record Date” means with respect to any dividend, distribution or other transaction or event in which the holders of BBU Units and/or Class A Shares have the right to receive any cash, securities, assets or other property or in which BBU Units and/or Class A Shares are exchanged for or converted into any combination of securities, cash, assets or other property, the date fixed for determination of holders of BBU Units and/or Class A Shares entitled to receive such cash, securities, assets or other property (whether such date is fixed by the board of directors or the BBU GP, as applicable, or a duly authorized committee thereof, or as determined pursuant to any statute, constating document, contract or otherwise);

(lll)      “Redemption Consideration” has the meaning as provided in §26.21;

(mmm)     “registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(nnn)      “Rights Agent” means Wilmington Trust, National Association or any successor thereto as rights agent for the Secondary Exchange Amount;

(ooo)       “Rights Agreement” means that certain Rights Agreement dated on or about ■, 2021 by and between BAM and the Rights Agent as it may be amended or modified from time to time in accordance with the terms thereof;

(ppp)       “Secondary Exchange Amount” means, with respect to a Tendered Share, the BBU Units Amount for such Tendered Share or, at the election of BAM, the Cash Amount for such Tendered Share, in each case, on the terms and subject to the conditions of the Rights Agreement;

(qqq)       “Secondary Exchange Date” means, with respect to any Class A Share, the date that is two (2) Business Days following the Specified Exchange Date or Specified Class A Redemption Date, as applicable, with respect to such Class A Share;

(rrr)          “Secondary Exchange Right” has the meaning set forth in §26.16;

(sss)        “share” means a share in the share structure of the Company;

(ttt)          “special majority” means the number of votes described in §11.2 which is required to pass a special resolution;

(uuu)       “Specified Class A Redemption Date” means, with respect to the Notice of Class A Redemption, the sixtieth (60th) day following delivery of such Notice of Class A Redemption to the Class A Shareholder or such later day specified in such Notice of Class A Redemption;

(vvv)       “Specified Class B Retraction Date” means, with respect to each Notice of Class B Retraction, the thirtieth (30th) day following receipt of such Notice of Class B Retraction by the Company;

(www)     “Specified Class C Retraction Date” means, with respect to each Notice of Class C Retraction, the thirtieth (30th) day following receipt of such Notice of Class C Retraction by the Company;

(xxx)         “Specified Exchange Date” means, with respect to each Notice of Exchange for which an Exchange Date has not occurred prior thereto, the tenth (10th) Business Day following the receipt of such Notice of Exchange by the Transfer Agent;

(yyy)       “Spin-off” means a payment by BBU of a distribution of shares of any class or series, or similar equity interest, of or relating to a subsidiary or business unit of BBU, that are, or, when issued, will be, listed or admitted for trading on a U.S. National Securities Exchange or the TSX;

(zzz)        “Tendered Class A Shares” has the meaning as provided in §26.11;

(aaaa)     “Tendered Class B Shares” has the meaning as provided in §27.11;

(bbbb)     “Tendered Class C Shares” has the meaning as provided in §28.8;

(cccc)     “Tendered Shares” means the Tendered Class A Shares, Tendered Class B Shares or Tendered Class C Shares, as applicable;

(dddd)     “Tendering Class A Shareholder” has the meaning as provided in §26.11;

(eeee)     “Tendering Class B Shareholder” has the meaning as provided in §27.11;

(ffff)        “Tendering Class C Shareholder” has the meaning as provided in §28.8;

(gggg)     “Trading Day” means a day on which (a) trading in the applicable securities generally occurs on a U.S. National Securities Exchange or, if the applicable securities are not then listed on a U.S. National Securities Exchange, on the TSX or such other market on which the applicable securities are then traded and (b) a Last Reported Sale Price for the applicable securities is available on such securities exchange or market. If the applicable securities are not so listed, or in the case of unlisted securities, so traded, “Trading Day” means a “Business Day”;

(hhhh)     “Transfer” means any sale, assignment, surrender, gift or transfer of ownership of, the granting or foreclosure of a pledge, mortgage, charge, security interest, hypothecation or other encumbrance, whether voluntary, involuntary, by operation of law or otherwise, or the entry into of any contract, option or other arrangement or understanding with respect to the foregoing;

(iiii)          “Transfer Agent” means Computershare Investor Services Inc., and includes any person who becomes a successor or replacement transfer agent is deemed to refer to all successors, including, without limitation, by operation of law of such transfer agent;

(jjjj)          “TSX” means Toronto Stock Exchange;

(kkkk)      “Unpaid Dividends” has the meaning as provided in §26.3;

(llll)          “U.S. National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act on which the applicable securities are listed, or if the applicable securities are not listed on an exchange so registered with the U.S. Securities and Exchange Commission, any other U.S. exchange, whether or not so registered, on which the applicable securities are listed;

(mmmm)  “Valuation Date” means (i) the date of receipt by the Transfer Agent of a Notice of Exchange, or by the Company of a Notice of Class B Retraction or Notice of Class C Retraction, as applicable, or, if such date is not a Trading Day, the first (1st) Trading Day thereafter; or (ii) the day immediately preceding the date the Company issues a Notice of Class A Redemption, or, if such day is not a Business Day, the Trading Day immediately preceding such day; and

(nnnn)    “Valuation Period” means, with respect to any Spin-off, the ten (10) consecutive Trading Day period commencing on, and including, the Ex-Dividend Date of the Spin-off.

Act and Interpretation Act Definitions Applicable

1.2            The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and except as the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail. If there is a conflict or inconsistency between these Articles and the Act, the Act will prevail.

Actions on Non-Business Days

1.3            Whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.

Currency

1.4            Except where otherwise expressly provided herein, all amounts are stated in U.S. currency.

Part 2

SHARES AND SHARE CERTIFICATES

Authorized Share Structure

2.1            The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

Form of Share Certificate

2.2            Each share certificate issued by the Company must comply with, and be signed as required by, the Act.

Shareholder Entitled to Certificate, Acknowledgment or Written Notice

2.3            Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all. If a shareholder is the registered owner of uncertificated shares, the Company must send to a holder of an uncertificated share a written notice containing the information required by the Act within a reasonable time after the issue or transfer of such share.

Delivery by Mail

2.4            Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

Replacement of Worn Out or Defaced Certificate or Acknowledgement

2.5            If a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, the Company must, on production of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as are deemed fit:

(a)            cancel the share certificate or acknowledgment; and

(b)            issue a replacement share certificate or acknowledgment.

Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

2.6            If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, the Company must issue a replacement share certificate or acknowledgment, as the case may be, to the person entitled to that share certificate or acknowledgment, if it receives:

(a)            proof satisfactory to it of the loss, theft or destruction; and

(b)            any indemnity the directors consider adequate.

Splitting Share Certificates

2.7            If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Certificate Fee

2.8            There must be paid to the Company, in relation to the issue of any share certificate under §2.5, §2.6 or §2.7, the amount, if any, not exceeding the amount prescribed under the Act, determined by the directors.

Recognition of Trusts

2.9            Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

Part 3

ISSUE OF SHARES

Directors Authorized

3.1            Subject to the Act and the rights, if any, of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the consideration (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

Commissions and Discounts

3.2            The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person’s purchase or agreement to purchase shares of the Company from the Company or any other person’s procurement or agreement to procure purchasers for shares of the Company.

Brokerage

3.3            The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

Conditions of Issue

3.4            Except as provided for by the Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)            consideration is provided to the Company for the issue of the share by one or more of the following:

(i)            past services performed for the Company;

(ii)           property;

(iii)          money; and

(b)            the value of the consideration received by the Company equals or exceeds the issue price set for the share under §3.1.

Share Purchase Warrants and Rights

3.5            Subject to the Act and the rights if any, of the holders of issued shares of the Company, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

Part 4

SHARE REGISTERS

Central Securities Register

4.1            As required by and subject to the Act, the Company must maintain a central securities register and may appoint an agent to maintain such register. The directors may appoint one or more agents, including the agent appointed to keep the central securities register, as transfer agent for shares or any class or series of shares and the same or another agent as registrar for shares or such class or series of shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place. If the directors designate a location outside British Columbia as the location at which the company maintains its central securities register, the central securities register must be available for inspection and copying in accordance with the Act at a location inside British Columbia by means of a computer terminal or other electronic technology.

Part 5

share transfers

Registering Transfers

5.1            A transfer of a share must not be registered unless the Company or the transfer agent or registrar for the class or series of shares to be transferred has received:

(a)            except as exempted by the Act, a duly signed proper instrument of transfer in respect of the share;

(b)            if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(c)            if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment; and

(d)            such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

Form of Instrument of Transfer

5.2                            The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates of that class or series or in some other form that may be approved by the directors.

Transferor Remains Shareholder

5.3                            Except to the extent that the Act otherwise provides, the transferor of a share is deemed to remain the holder of it until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

Signing of Instrument of Transfer

5.4                            If a shareholder, or the shareholder’s duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)            in the name of the person named as transferee in that instrument of transfer; or

(b)            if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

Enquiry as to Title Not Required

5.5                            Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares transferred, of any interest in such shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

Transfer Fee

5.6                            There must be paid to the Company, in relation to the registration of a transfer, the amount, if any, determined by the directors.

Part 6

TRANSMISSION OF SHARES

Legal Personal Representative Recognized on Death

6.1                            In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the Company shall receive the documentation required by the Act.

Rights of Legal Personal Representative

6.2                            The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company. This §6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the name of the shareholder and the name of another person in joint tenancy.

Part 7

PURCHASE, REDEEM OR OTHERwISE ACQUIRE SHARES

Company Authorized to Purchase, Redeem or Otherwise Acquire Shares

7.1                            Subject to the special rights or restrictions attached to the shares of any class or series and the Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

7.2                            If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift, cancel or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)            is not entitled to vote the share at a meeting of its shareholders;

(b)            must not pay a dividend in respect of the share; and

(c)            must not make any other distribution in respect of the share.

Company Entitled to Purchase, Redeem or Otherwise Acquire Share Fractions

7.3                            The Company may, without prior notice to the holders, purchase, redeem or otherwise acquire for fair value any and all outstanding share fractions of any class or kind of shares in its authorized share structure as may exist at any time and from time to time. Upon the Company delivering the purchase funds and confirmation of purchase or redemption of the share fractions to the holders’ registered or last known address, or if the Company has a transfer agent then to such agent for the benefit of and forwarding to such holders, the Company shall thereupon amend its central securities register to reflect the purchase or redemption of such share fractions and if the Company has a transfer agent, shall direct the transfer agent to amend the central securities register accordingly.

Part 8

BORROWING POWERS

8.1                            The Company, if authorized by the directors, may:

(a)            borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)            issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)            guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)            mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

Part 9

ALTERATIONS

Alteration of Authorized Share Structure

9.1                            Subject to §9.2 and the Act, the Company may by ordinary resolution (or a resolution of the directors in the case of §9.1(c) or §9.1(f)):

(a)            create one or more classes of shares or, if none of the shares of a class of shares are allotted or issued, eliminate that class of shares;

(b)            increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class of shares or establish a maximum number of shares that the Company is authorized to issue out of any class of shares for which no maximum is established;

(c)            subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)            if the Company is authorized to issue shares of a class of shares with par value:

(i)            decrease the par value of those shares; or

(ii)            if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)            change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)            alter the identifying name of any of its shares; or

(g)            otherwise alter its shares or authorized share structure when required or permitted to do so by the Act where it does not specify by a special resolution;

and, if applicable, alter its Notice of Articles and Articles accordingly.

Special Rights or Restrictions

9.2            Subject to the Act and in particular those provisions of the Act relating to the rights of holders of outstanding shares to vote if their rights are prejudiced or interfered with, the Company may by ordinary resolution:

(a)            create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class of shares, whether or not any or all of those shares have been issued; or

(b)            vary or delete any special rights or restrictions attached to the shares of any class of shares, whether or not any or all of those shares have been issued,

and alter its Notice of Articles and Articles accordingly.

Change of Name

9.3                            The Company may by directors resolution authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

Other Alterations

9.4                            If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

Part 10

MEETINGS OF SHAREHOLDERS

Annual General Meetings

10.1                          Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

Resolution Instead of Annual General Meeting

10.2                          If all the shareholders who are entitled to vote at an annual general meeting consent in writing by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this §10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting. A unanimous resolution passed in writing under this §10.2 may be by signed document, fax, email or any other method of transmitting legibly recorded messages. Any electronic signature on a unanimous resolution, whether digital or encrypted, shall be deemed to have the same force and effect as a manual signature. A unanimous resolution in writing may be in two or more counterparts which together are deemed to constitute one unanimous resolution in writing.

Calling of Meetings of Shareholders

10.3                          The directors may, at any time, call a meeting of shareholders.

Notice for Meetings of Shareholders

10.4                          The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as a special resolution and any notice to consider approving a continuation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)            if the Company is a public company, 21 days;

(b)            otherwise, 10 days.

Record Date for Notice

10.5                          The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)            if the Company is a public company, 21 days;

(b)            otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Record Date for Voting

10.6                          The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Failure to Give Notice and Waiver of Notice

10.7                          The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Notice of Special Business at Meetings of Shareholders

10.8                          If a meeting of shareholders is to consider special business within the meaning of §11.1, the notice of meeting must:

(a)            state the general nature of the special business; and

(b)            if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)            at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)            during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Place of Meetings

10.9                          In addition to any location in British Columbia, any general meeting may be held in any location outside British Columbia approved by a resolution of the directors, or if so approved by a resolution of the directors, any general meeting may be held entirely by means of an electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other to the extent permitted by the Act.

Part 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

Special Business

11.1                          At a meeting of shareholders, the following business is special business:

(a)            at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)            at an annual general meeting, all business is special business except for the following:

(i)            business relating to the conduct of or voting at the meeting;

(ii)            consideration of any financial statements of the Company presented to the meeting;

(iii)            consideration of any reports of the directors or auditor;

(iv)            the setting or changing of the number of directors;

(v)            the election or appointment of directors;

(vi)            the appointment of an auditor;

(vii)            the setting of the remuneration of an auditor;

(viii)            business arising out of a report of the directors not requiring the passing of a special resolution;

(ix)            any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

Special Resolutions

11.2                          The number of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

Ordinary Resolutions

11.3                          The number of votes required for the Company to pass an ordinary resolution at a general meeting of shareholders is a majority of the votes cast on the resolution.

Quorum

11.4                          Subject to the special rights or restrictions attached to the shares of any class or series of shares, and to §11.6, the quorum for the transaction of business at a meeting of shareholders is at least two shareholders who, whether present in person or represented by proxy, in the aggregate, hold at least 25% of the votes attached to the shares entitled to be voted at the meeting.

11.5                          Where a separate vote by a class or series or classes or series is required, the quorum for that matter is at least two shareholders who, whether present in person or represented by proxy, in the aggregate, hold at least 25% of the votes attached to the shares of such class or series or classes or series entitled to vote on that matter.

One Shareholder May Constitute Quorum

11.6                          If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)            the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)            that shareholder, present in person or by proxy, may constitute the meeting.

Persons Entitled to Attend Meeting

11.7            In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Requirement of Quorum

11.8            No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

Lack of Quorum

11.9                          If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)            in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)            in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place specified in the notice calling the meeting unless otherwise determined by an ordinary resolutions of those shareholders present and for which notification is provided to all shareholders entitled to attend such meeting.

Lack of Quorum at Succeeding Meeting

11.10                        If, at the meeting to which the meeting referred to in §11.9(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy one or more shareholders, entitled to attend and vote at the meeting shall be deemed to constitute a quorum.

Chair

11.11                        The following individual is entitled to preside as chair at a meeting of shareholders:

(a)            the chair of the board, if any; or

(b)            if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

Selection of Alternate Chair

11.12                        If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose either one of their number or the lawyer of the Company to be chair of the meeting. If all of the directors present decline to take the chair or fail to so choose or if no director is present or the lawyer of the Company declines to take the chair, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

Adjournments

11.13                        The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Notice of Adjourned Meeting

11.14                        It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Decisions by Show of Hands or Poll

11.15                        Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

Declaration of Result

11.16                        The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under §11.15, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Motion Need Not be Seconded

11.17                        No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Casting Vote

11.18                        In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Manner of Taking Poll

11.19                        Subject to §11.20, if a poll is duly demanded at a meeting of shareholders:

(a)            the poll must be taken:

(i)            at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)            in the manner, at the time and at the place that the chair of the meeting directs;

(b)            the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)            the demand for the poll may be withdrawn by the person who demanded it.

Demand for Poll on Adjournment

11.20                        A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

Chair Must Resolve Dispute

11.21                        In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and the determination of the chair made in good faith is final and conclusive.

Casting of Votes

11.22                        On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

No Demand for Poll on Election of Chair

11.23                        No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

Demand for Poll Not to Prevent Continuance of Meeting

11.24                        The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Retention of Ballots and Proxies

11.25                        The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

Part 12

VOTES OF SHAREHOLDERS

Number of Votes by Shareholder or by Shares

12.1                          Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under §12.3:

(a)            on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)            on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

Votes of Persons in Representative Capacity

12.2                          A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

Votes by Joint Holders

12.3                          If there are joint shareholders registered in respect of any share:

(a)            any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)            if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

Legal Personal Representatives as Joint Shareholders

12.4                          Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of §12.3, deemed to be joint shareholders registered in respect of that share.

Representative of a Corporate Shareholder

12.5                          If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)            for that purpose, the instrument appointing a representative must be received:

(i)            at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of Business Days specified in the notice for the receipt of proxies, or if no number of days is specified, two Business Days before the day set for the holding of the meeting or any adjourned meeting; or

(ii)            at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

(b)            if a representative is appointed under this §12.5:

(i)            the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)            the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Proxy Provisions Do Not Apply to All Companies

12.6                          If and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, then §12.7 to §12.15 are not mandatory, however the directors of the Company are authorized to apply all or part of such sections or to adopt alternative procedures for proxy form, deposit and revocation procedures to the extent that the directors deem necessary in order to comply with securities laws applicable to the Company.

Appointment of Proxy Holders

12.7                          Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

Alternate Proxy Holders

12.8                          A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

Proxy Holder Need Not Be Shareholder

12.9                          A proxy holder need not be a shareholder of the Company.

Deposit of Proxy

12.10                        A proxy for a meeting of shareholders must:

(a)            be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of Business Days specified in the notice, or if no number of days is specified, two Business Days before the day set for the holding of the meeting or any adjourned meeting; or

(b)            unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages, including through Internet or telephone voting or by email, if permitted by the notice calling the meeting or the information circular for the meeting.

Validity of Proxy Vote

12.11                        A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)            at the registered office of the Company, at any time up to and including the last Business Day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b)            at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

Form of Proxy

12.12            A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned): _____________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

Revocation of Proxy

12.13                        Subject to §12.14, every proxy may be revoked by an instrument in writing that is received:

(a)            at the registered office of the Company at any time up to and including the last Business Day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b)            at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

Revocation of Proxy Must Be Signed

12.14                        An instrument referred to in §12.13 must be signed as follows:

(a)            if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the shareholder’s legal personal representative or trustee in bankruptcy;

(b)            if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under §12.5.

Production of Evidence of Authority to Vote

12.15                       The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

Part 13

DIRECTORS

First Directors; Number of Directors

13.1                          The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under §14.8, is set at:

(a)            subject to §(b) and §(c), the number of directors that is equal to the number of the Company’s first directors;

(b)            if the Company is a public company, the greater of three and the most recently set of:

(i)            the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii)            the number of directors in office pursuant to §14.4;

(c)            if the Company is not a public company, the most recently set of:

(i)            the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii)            the number of directors in office pursuant to §14.4.

Change in Number of Directors

13.2                          If the number of directors is set under §13.1(b)(i) or §13.1(c)(i), subject to any restrictions in the Act and to §14.8, the board of directors may appoint the directors needed to fill any vacancies in the board of directors up to that number.

Directors’ Acts Valid Despite Vacancy

13.3                          An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

Qualifications of Directors

13.4                          A director is not required to hold a share in the share structure of the Company as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

Remuneration of Directors

13.5                          The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders.

Reimbursement of Expenses of Directors

13.6                          The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

Special Remuneration for Directors

13.7                          If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, he or she may be paid remuneration fixed by the directors, or at the option of the directors, fixed by ordinary resolution, and such remuneration will be in addition to any other remuneration that he or she may be entitled to receive.

Gratuity, Pension or Allowance on Retirement of Director

13.8                          Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Part 14

ELECTION AND REMOVAL OF DIRECTORS

Election at Annual General Meeting

14.1                          At every annual general meeting and in every unanimous resolution contemplated by §10.2:

(a)            the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)            all the directors cease to hold office immediately before the election or appointment of directors under §(a), but are eligible for re-election or re-appointment.

Consent to be a Director

14.2                          No election, appointment or designation of an individual as a director is valid unless:

(a)            that individual consents to be a director in the manner provided for in the Act;

(b)            that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)            with respect to first directors, the designation is otherwise valid under the Act.

Failure to Elect or Appoint Directors

14.3                          If:

(a)            the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by §10.2, on or before the date by which the annual general meeting is required to be held under the Act; or

(b)            the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by §10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)            when his or her successor is elected or appointed; and

(d)            when he or she otherwise ceases to hold office under the Act or these Articles.

Places of Retiring Directors Not Filled

14.4                          If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles but their term of office shall expire no later than the date on which new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

Directors May Fill Casual Vacancies

14.5                          Any casual vacancy occurring in the board of directors may be filled by the directors.

Remaining Directors Power to Act

14.6                          The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act, for any other purpose.

Shareholders May Fill Vacancies

14.7                          If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

Additional Directors

14.8                          Notwithstanding §13.1, §13.2, and §14.1, between annual general meetings or by unanimous resolutions contemplated by §10.2, the directors may appoint one or more additional directors but the number of additional directors appointed under this §14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this §14.8. Any director so appointed ceases to hold office immediately before the next election or appointment of directors under §14.1(a), but is eligible for re-election or re-appointment.

Ceasing to be a Director

14.9                          A director ceases to be a director when:

(a)            the term of office of the director expires;

(b)            the director dies;

(c)            the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)            the director is removed from office pursuant to §14.10 or §14.11.

Removal of Director by Shareholders

14.10                        The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

Removal of Director by Directors

14.11            The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

Nomination of Directors

14.12

(a)            Subject only to the Act, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting):

(i)	by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(ii)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(iii)	by any person (a “Nominating Shareholder”) (A) who, at the close of business on the date of the giving of the notice provided for below in this §14.12 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (B) who complies with the notice procedures set forth below in this §14.12.

(b)            In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must be given

(i)	timely notice thereof in proper written form to an officer of the Company of the Company at the principal executive offices of the Company in accordance with this §14.12 and

(ii)	the representation and agreement with respect to each candidate for nomination as required by, and within the time period specified in §14.12(c).

(c)            To be timely under §14.12(b)(i), a Nominating Shareholder’s notice to an officer of the Company, being either the Chief Executive Officer, the Chief Financial Officer, or the Corporate Secretary (singularly, “an officer of the Company”), must be made:

(i)	in the case of an annual meeting of shareholders, not less than 40 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the tenth (10th) day following the Notice Date; and

(ii)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

(iii)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this §14.12(c).

(d)           To be in proper written form, a Nominating Shareholder’s notice to an officer of the Company, under §14.12(b) must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (D) a statement as to whether such person would be “independent” of the Company (within the meaning of sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators, as such provisions may be amended from time to time and, if applicable, the listing standards of the securities exchange(s) on which the Class A Shares may then be listed) if elected as a director at such meeting and the reasons and basis for such determination and (E) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(ii)	as to the Nominating Shareholder giving the notice, (A) any information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws, and (B) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the Nominating Shareholder as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice.

(e)           No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this §14.12; provided, however, that nothing in this §14.12 shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(f)            For purposes of this §14.12:

(i)	“Applicable Securities Laws” means the Securities Act (British Columbia) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the applicable provinces and territories of Canada;

(ii)	“Associate”, when used to indicate a relationship with a specified person, shall mean (A) any corporation or trust of which such person owns beneficially, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation or trust for the time being outstanding, (B) any partner of that person, (C) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (D) a spouse of such specified person, (E) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (F) any relative of such specified person or of a person mentioned in clauses (D) or (E) of this definition if that relative has the same residence as the specified person;

(iii)	“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts;

(iv)	“Meeting of Shareholders” shall mean such annual shareholders meeting or special shareholders meeting, whether general or not, at which one or more persons are nominated for election to the board by a Nominating Shareholder;

(v)	“owned beneficially” or “owns beneficially” means, in connection with the ownership of shares in the capital of the Company by a person, (A) any such shares as to which such person or any of such person’s affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (B) any such shares as to which such person or any of such person’s affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (C) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person owns beneficially pursuant to this clause (C) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (D) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities; and

(vi)	“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company or its agents under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(g)            Notwithstanding any other provision to this §14.12, notice or any delivery given to an officer of the Company pursuant to this §14.12 may only be given by personal delivery, facsimile transmission, email or other electronic transmission method made available by the Company, and shall be deemed to have been given and made only at the time it is served by personal delivery, email, electronic transmission or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to an officer of the Company at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is a not a Business Day or later than 5:00 p.m. (Vancouver time) on a day which is a Business Day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a Business Day.

14.13                       In no event shall any adjournment or postponement of a Meeting of Shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described in §14.12(c).

Part 15

POWERS AND DUTIES OF DIRECTORS

Powers of Management

15.1                         The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company.

Appointment of Attorney of Company

15.2                         The directors may from time to time, by power of attorney or other instrument, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

Part 16

INTERESTs OF DIRECTORS and officers

Obligation to Account for Profits

16.1                         A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

Restrictions on Voting by Reason of Interest

16.2                         A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Interested Director Counted in Quorum

16.3                         A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Disclosure of Conflict of Interest or Property

16.4                         A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

Director Holding Other Office in the Company

16.5                         A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No Disqualification

16.6                         No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

Professional Services by Director or Officer

16.7                         Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

Director or Officer in Other Corporations

16.8                         A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

Part 17

PROCEEDINGS OF DIRECTORS

Meetings of Directors

17.1                         The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

Voting at Meetings

17.2                         Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Chair of Meetings

17.3                         The following individual is entitled to preside as chair at a meeting of directors:

(a)           the chair of the board, if any;

(b)           in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)           any other director chosen by the directors if:

(i)            neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)            neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)            the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Place of Meetings

17.4                         Meetings of directors may be held at any place within or outside of Canada, or if so approved by all of the directors, such meeting may be held entirely by means of an electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other to the extent permitted by the Act.

Meetings by Telephone or Other Communications Medium

17.5                         A director may participate in a meeting of the directors or of any committee of the directors:

(a)            in person; or

(b)           by telephone or by other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other.

A director who participates in a meeting in a manner contemplated by this §17.5 is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

Calling of Meetings

17.6                         A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

Notice of Meetings

17.7                         Other than for meetings held at regular intervals as determined by the directors pursuant to §17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in §23.1 or orally or by telephone.

When Notice Not Required

17.8                         It is not necessary to give notice of a meeting of the directors to a director if:

(a)            the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)            the director has waived notice of the meeting.

Meeting Valid Despite Failure to Give Notice

17.9                         The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

Waiver of Notice of Meetings

17.10                       Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director. Attendance of a director at a meeting of the directors is a waiver of notice of the meeting unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Quorum

17.11                       The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

Validity of Acts Where Appointment Defective

17.12                       Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

Consent Resolutions in Writing

17.13                       A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)            in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b)            in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this §17.13 may be by signed document, fax, email or any other method of transmitting legibly recorded messages. Any electronic signature on a consent, whether digital or encrypted, shall be deemed to have the same force and effect as a manual signature. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this §17.13 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

Part 18

EXECUTIVE AND OTHER COMMITTEES

Appointment and Powers of Executive Committee

18.1                         The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)            the power to fill vacancies in the board of directors;

(b)            the power to remove a director;

(c)            the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)            such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

Appointment and Powers of Other Committees

18.2                         The directors may, by resolution:

(a)            appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)            delegate to a committee appointed under §(a) any of the directors’ powers, except:

(i)            the power to fill vacancies in the board of directors;

(ii)            the power to remove a director;

(iii)            the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)            the power to appoint or remove officers appointed by the directors; and

(c)            make any delegation referred to in §(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

Obligations of Committees

18.3                         Any committee appointed under §18.1 or §18.2, in the exercise of the powers delegated to it, must:

(a)            conform to any rules that may from time to time be imposed on it by the directors; and

(b)            report every act or thing done in exercise of those powers at such times as the directors may require.

Powers of Board

18.4                         The directors may, at any time, with respect to a committee appointed under §18.1 or §18.2

(a)            revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)            terminate the appointment of, or change the membership of, the committee; and

(c)            fill vacancies in the committee.

Committee Meetings

18.5                         Subject to §18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under §18.1 or §18.2:

(a)           the committee may meet and adjourn as it thinks proper;

(b)           the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)           a majority of the members of the committee constitutes a quorum of the committee; and

(d)           questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Part 19

OFFICERS

Directors May Appoint Officers

19.1                         The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

Functions, Duties and Powers of Officers

19.2                         The directors may, for each officer:

(a)           determine the functions and duties of the officer;

(b)           entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)            revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

Qualifications

19.3                         No person may be appointed as an officer unless that person is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board, chair of a committee of the board or lead independent director, if any, must be a director. Any other officer need not be a director.

Remuneration and Terms of Appointment

19.4                         All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

Part 20

INDEMNIFICATION

Definitions

20.1                         In this Part 20:

(a)            “eligible party”, in relation to a company, means an individual who:

(i)            is or was a director or officer of the Company;

(ii)           is or was a director or officer of another corporation

(A)           at a time when the corporation is or was an affiliate of the Company, or

(B)            at the request of the Company; or

(iii)          at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and Sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual;

(b)            “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(c)            “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation

(i)            is or may be joined as a party; or

(ii)            is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(d)            “expenses” has the meaning set out in the Act and includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

(e)            “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Mandatory Indemnification of Eligible Parties

20.2                         Subject to the Act, the Company must indemnify each eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this §20.2.

Indemnification of Other Persons

20.3                         Subject to any restrictions in the Act, the Company may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

Authority to Advance Expenses

20.4                         The Company may advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Non-Compliance with Act

20.5                         Subject to the Act, the failure of an eligible party of the Company to comply with the Act or these Articles or, if applicable, any former Companies Act or former Articles does not, of itself, invalidate any indemnity to which he or she is entitled under this Part 20.

Company May Purchase Insurance

20.6                         The Company may purchase and maintain insurance for the benefit of any eligible party (or the heirs or legal personal representatives of any eligible party) against any liability incurred by any eligible party.

Part 21

DIVIDENDS

Payment of Dividends Subject to Special Rights

21.1                         The provisions of this Part 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Declaration of Dividends

21.2                         Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

No Notice Required

21.3                         The directors need not give notice to any shareholder of any declaration under §21.2.

Record Date

21.4                         The directors must set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months.

Manner of Paying Dividend

21.5                         A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other entity, or in any one or more of those ways.

Settlement of Difficulties

21.6                         If any difficulty arises in regard to a distribution under §21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)           set the value for distribution of specific assets;

(b)           determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)           vest any such specific assets in trustees for the persons entitled to the dividend.

When Dividend Payable

21.7                         Any dividend may be made payable on such date as is fixed by the directors.

Dividends to be Paid in Accordance with Number of Shares

21.8                         All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Receipt by Joint Shareholders

21.9                         If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Dividend Bears No Interest

21.10                       No dividend bears interest against the Company.

Fractional Dividends

21.11                       If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Payment of Dividends

21.12                       Any dividend or other distribution payable in money in respect of shares may be paid (i) by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing or (ii) with the consent of the Company and the shareholder, by wire transfer or other electronic means. In the case of payment of a dividend by cheque, mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority. In the case of payment of a dividend by wire transfer or other electronic means, the initiation of such payment by the Company will, to the extent of the sum represented by the transfer (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless the amount of tax so deducted is not paid to the appropriate taxing authority.

Capitalization of Retained Earnings or Surplus

21.13                       Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

Part 22

accounting records and auditor

Recording of Financial Affairs

22.1                         The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

Inspection of Accounting Records

22.2                         Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

Remuneration of Auditor

22.3                         The directors may set the remuneration of the auditor of the Company.

Part 23

NOTICES

Method of Giving Notice

23.1                         Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles (a “Notice”) to be sent by or to a person may be sent by:

(a)            mail addressed to the person at the applicable address for that person as follows:

(i)            for a Notice mailed to a shareholder, the shareholder’s registered address;

(ii)           for a Notice mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of Notices of that class;

(iii)          in any other case, the mailing address of the intended recipient;

(b)           delivery at the applicable address for that person as follows, addressed to the person:

(i)            for a Notice delivered to a shareholder, the shareholder’s registered address;

(ii)           for a Notice delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of Notices of that class;

(iii)          in any other case, the delivery address of the intended recipient;

(c)           sending the Notice by fax to the fax number provided by the intended recipient for the sending of Notices that class;

(d)           sending the Notice by email to the email address provided by the intended recipient for the sending of Notices of that class;

(e)           sending the Notice by other means of electronic transmission accessible by the intended recipient for the sending of Notices of that class in accordance with applicable law; and

(f)            physical delivery to the intended recipient.

Press Release

23.2                         Unless the Act or these Articles provide otherwise, a Notice to be sent to a shareholder shall be deemed conclusively to have been given or made, and the obligation to give any Notice shall, unless otherwise required by applicable laws and regulations, be deemed conclusively to have been fully satisfied upon issuing a press release complying with applicable laws and regulations if deemed by the board of directors to be a reasonable or appropriate means of providing such Notice.

Deemed Receipt of Mailing

23.3                         A notice, statement, report or other record that is:

(a)            mailed to a person by ordinary mail to the applicable address for that person referred to in §23.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(b)           faxed to a person to the fax number provided by that person under §23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(c)            emailed to a person to the e-mail address provided by that person under §23.1 is deemed to be received by the person to whom it was e-mailed on the day that it was emailed; and

(d)            sent to a person by other means of electronic transmission under §23.1 is deemed to be received by the person to whom it was transmitted on the day that such transmission occurred.

Certificate of Sending

23.4                         A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with §23.1 is conclusive evidence of that fact.

Notice to Joint Shareholders

23.5                         A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

Notice to Legal Personal Representatives and Trustees

23.6                         A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)            mailing the record, addressed to them:

(i)            by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)           at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)           if an address referred to in §(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Undelivered Notices

23.7                         If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to §23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

Part 24

prohibitions

Definitions

24.1                         In this Part 24:

(a)            “designated security” means:

(i)            a voting security of the Company;

(ii)           a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(iii)          a security of the Company convertible, directly or indirectly, into a security described in §(a) or §(b);

(b)           “security” has the meaning assigned in the Securities Act (British Columbia); and

(c)           “voting security” means a security of the Company that:

(i)            is not a debt security; and

(ii)           carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

Application

24.2                         §24.3 does not apply to the Company if and for so long as it is a public company, a private company which is no longer eligible to use the private issuer exemption under the Securities Act (British Columbia) or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or a company to which the Statutory Reporting Company Provisions apply.

Consent Required for Transfer of Shares or Designated Securities

24.3                         No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Part 25

Forum Selection

25.1                         Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Nothing in this §25.1 shall be deemed to apply to any suits brought to enforce any liability or duty created by the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this §25.1.

Part 26

SPECIAL RIGHTS AND RESTRICTIONS
CLASS A EXCHANGEABLE SUBORDINATE VOTING SHARES

Special Rights and Restrictions

26.1                         The Class A Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 26.

DIVIDENDS

Dividend Rights

26.2                         Each Class A Shareholder shall be entitled to receive, and the Company shall pay thereon, as and when declared by the board of directors, a dividend on each Class A Share in an amount in cash for each Class A Share equal to the cash distribution declared on each BBU Unit on each BBU Distribution Declaration Date multiplied by the Conversion Factor in effect on the Record Date of such dividend (the “Class A Dividend”), it being understood that Class A Shareholders will not be entitled to any dividends other than the Class A Dividend.

Unpaid Dividends

26.3                         If the full amount of a Class A Dividend is not declared on a BBU Distribution Declaration Date, or is declared but is not paid on the payment date, then such Class A Dividend shall accrue and accumulate, whether or not the Company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such distributions are earned, declared or authorized (such amounts, the “Unpaid Dividends”). Any dividend payment made on the Class A Shares shall first be credited against the earliest Unpaid Dividends due with respect to such Class A Shares which remains payable.

Payment of Dividends

26.4                         Cheques of the Company may be issued in respect of all Class A Dividends contemplated by §26.2 and the sending of such cheque to each Class A Shareholder will satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to the requirements of applicable Law with respect to unclaimed property, no Class A Shareholder will be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of two years from the date on which such dividend was first payable.

Record and Payment Dates

26.5                         The Record Date with respect to any Class A Dividend declared by the board of directors and the payment date of such Class A Dividend will be the same dates as the Record Date and the payment date, respectively, for the corresponding distribution declared on the BBU Units, each as approved by the board of directors.

RANKING

Ranking of the Class A Shares

26.6                         The Class A Shares shall, as to the payment of dividends and return of capital in a Liquidation Event, rank junior to the Preferred Shares and senior to the Class B Shares, the Class C Shares and any other shares ranking junior to the Class A Shares with respect to priority in payment of dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Company.

VOTING

Voting Rights

26.7                         Except as expressly provided herein, each Class A Shareholder will be entitled to receive notice of, and to attend and vote at, all meetings of shareholders of the Company, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. Each Class A Shareholder shall be entitled to cast one vote for each Class A Share held at the record date for the determination of shareholders entitled to vote on any matter.

26.8                         Except as otherwise expressly provided herein or as required by Law, the Class A Shareholders and Class B Shareholders will vote together and not as separate classes.

26.9                         Subject to any rights of the holders of any series of Preferred Shares to elect directors under specified circumstances, the holders of the outstanding Class A Shares and Class B Shares, voting together, shall be entitled to vote in respect of the election of all directors of the Company.

Amendment with Approval of Class A Shareholders

26.10            In addition to any other approvals required by Law, any approval given by the Class A Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Shares or any other matter requiring the approval or consent of the Class A Shareholders as a separate class will be deemed to have been sufficiently given if it will have been given in accordance with applicable Law, subject to a minimum requirement that such amendment be approved by not less than 66 2/3% of the votes cast on such amendment at a meeting of Class A Shareholders duly called and held at which the Class A Shareholders holding at least 10% of the outstanding Class A Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of not less than 66 2/3% of the Non-Affiliated Holders represented in person or by proxy at the meeting. If at any such meeting the Class A Shareholders holding at least 10% of the outstanding Class A Shares at as of the Record Date of such meeting are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting will be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the chairman of such meeting. At such reconvened meeting, the Class A Shareholders present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such amendment at such reconvened meeting excluding the BBU-Affiliated Class A Shareholders shall be effective.

EXCHANGE RIGHTS

Exchange at the Option of the Class A Shareholder

26.11            Subject to applicable Law and the due exercise by BBU of the Exchange-Redemption Call Right, at any time from and after the date of the issuance of the Class A Shares, each Class A Shareholder shall have the right (the “Exchange Right”) to require the Company to redeem all or such portion of the Class A Shares registered in the name of such Class A Shareholder specified in a Notice of Exchange delivered to the Transfer Agent by or on behalf of such Class A Shareholder (such Class A Shares being hereafter referred to as “Tendered Class A Shares” and such Class A Shareholder, the “Tendering Class A Shareholder”) for the BBU Units Amount per Tendered Class A Share or, if the Company elects in its sole and absolute discretion, the Cash Amount (in lieu of the BBU Units Amount per Tendered Class A Share), plus, in either case, a cash amount equal to any Unpaid Dividends per Tendered Class A Share.

Notice of Exchange

26.12            A Class A Shareholder must deliver a Notice of Exchange either electronically (by electronic mail or by any other electronic procedure that may be established by the Transfer Agent and communicated to the Class A Shareholders by the Company or the Transfer Agent) or physically (by mail, courier, hand delivery or otherwise) to any office of the Transfer Agent prior to the issuance by the Company of a Notice of Class A Redemption or the announcement of a Liquidation Event in order to exercise his, her or its Exchange Right. The Transfer Agent shall promptly notify the Company, BBU and, until such time as the Rights Agreement has been terminated, BAM, of the receipt of a Notice of Exchange.

Satisfaction of Exchange Rights

26.13            Upon receipt by the Transfer Agent of a Notice of Exchange and such additional documents and instruments as the Company or the Transfer Agent may reasonably require, and provided that BBU has not exercised the Exchange-Redemption Call Right, the Company will redeem the applicable Tendered Class A Shares on or prior to the Specified Exchange Date. The Company will deliver or cause to be delivered to the Tendering Class A Shareholder, at the address of the holder recorded in the register of the Company for the Class A Shares or at the address specified in the holder’s Notice of Exchange, either (i) the BBU Units Amount, or (ii) the Cash Amount, as the Company may determine in its sole and absolute discretion, together with a cash amount for each Tendered Class A Share equal to any Unpaid Dividends per Tendered Class A Share ((i) or (ii), plus such Unpaid Dividends collectively being the “Exchange Consideration”) and such delivery of such Exchange Consideration by or on behalf of the Company by the Transfer Agent will be deemed to be payment of and will satisfy and discharge all liability for the Exchange Rights so exercised. Should the Company elect to satisfy Exchange Rights by delivering the Cash Amount, then the payment of such amount shall be made in the manner set forth in §26.4.

26.14            Any Tendering Class A Shareholder shall have no further right, with respect to any Tendered Class A Shares redeemed, repurchased or exchanged, to receive any dividends on Class A Shares with a Record Date on or after the date on which the Transfer Agent receives such Notice of Exchange. Each Tendering Class A Shareholder shall continue to own each Class A Share subject to any Notice of Exchange, and be treated as a Class A Shareholder with respect to each such Class A Share for all other purposes of these Articles, until such Class A Share has been redeemed in accordance with §26.13 or repurchased or exchanged in accordance with the Rights Agreement, as applicable, for the Secondary Exchange Amount in accordance with §26.16. A Tendering Class A Shareholder shall have no rights as a unitholder of BBU with respect to any BBU Units to be received by such Tendering Class A Shareholder in exchange for Tendered Class A Shares pursuant to §26.11 until the Transfer Agent has issued such BBU Units to such Tendering Class A Shareholder.

26.15            Notwithstanding anything to the contrary set forth herein, the Company will not be obligated to redeem Tendered Class A Shares to the extent that such redemption would be contrary to solvency requirements or other provisions of applicable Law. If the Company believes that it would not be permitted by any such requirements or other provisions to redeem the Tendered Class A Shares, and BBU has not exercised its Exchange-Redemption Call Right with respect to the Tendered Class A Shares, the Company will only be obligated to redeem the maximum number of Tendered Class A Shares (rounded down to a whole number of Class A Shares) that would not be contrary to such requirements or other provisions. The Company will notify any such Tendering Class A Shareholder at least one Business Day prior to the Specified Exchange Date as to the number of Tendered Class A Shares that will be redeemed by the Company. Where there is more than one Tendering Class A Shareholder, the Company will redeem the maximum number of Tendered Class A Shares that would not be contrary to such requirements or other provisions among such Tendering Class A Shareholders on a pro rata basis.

Secondary Exchange Rights

26.16            For so long as the Rights Agreement has not been terminated, if a Tendering Class A Shareholder has not received the Exchange Consideration with respect to any Tendered Class A Shares by the Close of Business on the applicable Specified Exchange Date for any reason, then, on the terms and subject to the conditions set forth in the Rights Agreement, which the Class A Shareholders shall have a right to enforce, such Tendering Class A Shareholder shall be entitled to receive from BAM the Secondary Exchange Amount with respect to each such Tendered Class A Share no later than the applicable Secondary Exchange Date (the “Secondary Exchange Right”). The Company shall send to BAM and to the Rights Agent on the applicable Specified Exchange Date a notice to the effect that the Tendering Class A Shareholder has not received the Exchange Consideration and such notice will set forth the identity of the Tendering Class A Shareholder, the number of Tendered Class A Shares, the amounts of such Exchange Consideration then not paid and will be otherwise consistent with the definition of “Company Notice” in the Rights Agreement.

No Fractional BBU Units

26.17            Notwithstanding anything to the contrary set forth herein, no fractional BBU Units shall be issued in connection with the satisfaction of Exchange Rights, in connection with a redemption of a Class A Share or in connection with a Liquidation Event. In lieu of any fractional BBU Units to which the Tendering Class A Shareholder would otherwise be entitled, the Company shall pay a cash amount equal to the BBU Unit Value on the Trading Day immediately preceding the Exchange Date multiplied by such fraction of a BBU Unit. In lieu of any fractional BBU Units to which the Tendering Class A Shareholder would otherwise be entitled pursuant to the Rights Agreement, the Rights Agent shall pay a cash amount as determined in accordance with the terms and conditions of the Rights Agreement.

Withholding Taxes

26.18            Each Tendering Class A Shareholder shall be required to pay to the Company the amount of any tax withholding due upon the redemption of Tendered Class A Shares pursuant to §26.11 to §26.13 and will be deemed to have authorized the Company to retain such portion of the Exchange Consideration as the Company reasonably determines is necessary to satisfy its tax withholding obligations. Before making any withholding pursuant to this §26.18, the Company shall give each Tendering Class A Shareholder within three (3) Business Days after the Company’s receipt of a Notice of Exchange from such Tendering Class A Shareholder, notice of the Company’s good faith estimate of the amount of any anticipated tax withholding (together with the legal basis therefor) due upon the redemption of the Tendered Class A Shares subject to such Notice of Exchange, provide the Tendering Class A Shareholder with sufficient opportunity to provide any forms or other documentation or take such other steps in order to avoid or reduce such tax withholding, and reasonably cooperate with the Tendering Class A Shareholder in good faith to attempt to reduce any amounts that would otherwise be withheld pursuant to this §26.18; provided that any determination with respect to the tax withholding shall be made by the Company, BBU or an affiliate of BBU, as applicable, in its sole discretion exercised in good faith.

COMPANY REDEMPTION RIGHTS

Company Redemption

26.19            If the Company delivers or causes to be delivered a Notice of Class A Redemption to the Class A Shareholders, it shall redeem all of the issued and outstanding Class A Shares on the Specified Class A Redemption Date. The Company may deliver a Notice of Class A Redemption at any time, in its sole discretion and subject to applicable Law, including in any of the following circumstances:

(a)            the total number of Class A Shares outstanding decreases by 50% or more over any 12-month period;

(b)            a Person acquires 90% of the BBU Units in a take-over bid (as defined by Applicable Securities Laws);

(c)            the holders of BBU Units approve an acquisition of BBU by way of arrangement or amalgamation;

(d)            the holders of BBU Units approve a restructuring or other reorganization of BBU;

(e)            there is a sale of all or substantially all the assets of BBU;

(f)            there is a change of Law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of the Company and the shareholders of the Company, that may result in adverse tax consequences for the Company or the shareholders of the Company; or

(g)            the board, in its good faith, concludes that the holders of BBU Units or the Class A Shareholders are adversely impacted by a fact, change, or other circumstance relating to the Company.

Right of Class B Shareholders to Cause Redemption of Class A Shares

26.20            The Class B Shareholders may, at any time and in their sole discretion, deliver a notice to the Company specifying a date upon which the Company shall redeem all of the issued and outstanding Class A Shares (provided that such specified date is no less than 60 days from the date on which the Class B Shareholders deliver such notice), and as soon as reasonably practicable after the receipt of such notice, the Company shall, subject to applicable Law, deliver a Notice of Class A Redemption to the Class A Shareholders and, without the consent of the Class A Shareholders, shall redeem all of the Class A Shares on the Specified Class A Redemption Date.

Redemption Procedure

26.21            In the event of a redemption of the Class A Shares, each Class A Shareholder shall be considered a Tendering Class A Shareholder and each Class A Share shall be considered a Tendered Class A Share for the purposes of §26.19 to §26.22, and the Company shall, at or prior to Close of Business on the Specified Class A Redemption Date, pay to each Tendering Class A Shareholder either (i) the BBU Units Amount, or (ii) the Cash Amount, as the Company may determine in its sole and absolute discretion, together with a cash amount for each Tendered Class A Share equal to any Unpaid Dividends per Tendered Class A Share ((i) or (ii), plus such Unpaid Dividends collectively being the “Redemption Consideration”) and such delivery of such Redemption Consideration by or on behalf of the Company by the Transfer Agent will be deemed to be payment of and will satisfy and discharge all liability for the redemption of the Class A Shares. Should the Company elect to satisfy its obligation to redeem the Class A Shares by delivering the Cash Amount, then the payment of such amount shall be made in the manner set forth in §26.4.

26.22            §26.14 to §26.15 and §26.17 to §26.18 shall apply in their entirety, mutatis mutandis, to a redemption of the Class A Shares.

Exchange-Redemption Call Right

26.23            Notwithstanding the provisions in §26.11 to §26.22 above,

(a)            in the event the Company receives a Notice of Exchange from a Tendering Class A Shareholder, BBU shall have an overriding right to acquire, or cause its affiliate to acquire all, but not less than all, of the Tendered Class A Shares from the Tendering Class A Shareholder by delivering the Exchange Consideration (the form of Exchange Consideration to be determined by BBU in its sole and absolute discretion) in accordance with §26.11 to §26.18, mutatis mutandis, in satisfaction of the obligations of the Company, and

(b)            in the event the Company provides a Notice of Class A Redemption to each Class A Shareholder, BBU shall have an overriding right to acquire, or cause its affiliate to acquire all, but not less than all, of the Class A Shares from each Class A Shareholder by delivering the Redemption Consideration (the form of Redemption Consideration to be determined by BBU in its sole and absolute discretion) in accordance with §26.19 to §26.22, mutatis mutandis, in satisfaction of the obligations of the Company as set out therein (the right in either (a) or (b) being the “Exchange-Redemption Call Right”), and in the event of the exercise by BBU of the Exchange-Redemption Call Right, each Tendering Class A Shareholder will be obligated to sell all Tendered Class A Shares held by such Tendering Class A Shareholder to BBU (or its affiliate, as applicable) on delivery by BBU (or its affiliate, as applicable) to such Tendering Class A Shareholder of the Exchange Consideration or the Redemption Consideration, as applicable, and the Company will have no obligation to pay any Exchange Consideration or Redemption Consideration to the holders of such Class A Shares so purchased by BBU (or its affiliate, as applicable).

26.24            In order to exercise its Exchange-Redemption Call Right, BBU must notify the Transfer Agent in writing, as agent for the holders of Class A Shares, and the Company, of its intention to exercise such right at least 3 days before the Specified Exchange Date or at least 10 days before the Specified Class A Redemption Date, as applicable. Delivery by BBU to the Transfer Agent of a standing direction as to any exercise of the Exchange-Redemption Call Right in respect of the exercise of Exchange Rights shall satisfy the notification requirements set forth in this §26.24.

LIQUIDATION

Liquidation Rights

26.25            Upon any liquidation, dissolution, winding up of the Company or any other distribution of its assets among its shareholders, whether voluntary or involuntary (a “Liquidation Event”), including where substantially concurrent with the liquidation, dissolution, or winding up of BBU, whether voluntary or involuntary (a “BBU Liquidation Event”), each Class A Shareholder shall, subject to the exercise of the Liquidation Call Right, be entitled to be paid out of the assets of the Company legally available for distribution on the effective date of the Liquidation Event (the “Liquidation Date”) an amount in cash per Class A Share then held by them equal to the BBU Unit Value on the Trading Day immediately preceding the public announcement of the Liquidation Event (the “Liquidation Reference Date”) multiplied by the Conversion Factor (and together with a cash amount for each Class A Share equal to any Unpaid Dividends per Class A Share, the “Liquidation Amount”). Notwithstanding the foregoing, in connection with a Liquidation Event, including where substantially concurrent with a BBU Liquidation Event, if the Company, in its sole and absolute discretion elects, it may, subject to applicable Law, redeem all of the outstanding Class A Shares in exchange for such number of BBU Units per Class A Share equal to the Conversion Factor in effect on the Liquidation Reference Date, together with a cash amount per Class A Share equal to any Unpaid Dividends per Class A Share in accordance with §26.21 and §26.22, in lieu of paying the Liquidation Amount.

26.26            The rights of the Class A Shareholders to receive the amount set forth in §26.25 is subject to:

(a)            the prior rights of holders of all classes and series of Preferred Shares and any other class of shares ranking in priority with the Class A Shares;

(b)            prior payment in full to each Tendering Class A Shareholder and Tendering Class C Shareholder that submitted a Notice of Exchange or a Notice of Class C Retraction, as applicable, at least 10 days prior to the date of the Liquidation Event of the Exchange Consideration (in the case of the Tendering Class A Shareholders) and the Class C Retraction Amount (in the case of the Tendering Class C Shareholders); and

(c)            prior payment in full to each Tendering Class B Shareholder that submitted a Notice of Class B Retraction at least 30 days prior to the date of the Liquidation Event of the Cash Amount.

26.27            If, upon any such Liquidation Event, the assets of the Company are insufficient to make payment in full to all Class A Shareholders of the foregoing amounts set forth in §26.25 with respect to the Liquidation Event, then such assets (or consideration) shall be distributed among the Class A Shareholders at the time outstanding, rateably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under §26.25.

BBU Liquidation Call Right

26.28            Notwithstanding §26.25, BBU will have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the occurrence of any Liquidation Event, to purchase from, or cause its affiliate to purchase from, all but not less than all of the Class A Shareholders on the Liquidation Date all but not less than all of the Class A Shares held by each such holder in exchange for the issuance by BBU of such number of BBU Units per Class A Share equal to the Conversion Factor in effect on the Liquidation Reference Date (and together with a cash amount for each Class A Share equal to any Unpaid Dividends per Class A Share, the “Liquidation Call Consideration”). In the event of the exercise of a Liquidation Call Right, each such Class A Shareholder will be obligated on the Liquidation Date to sell all the Class A Shares held by such holder to BBU on the Liquidation Date upon issuance by BBU to the holder of the Liquidation Call Consideration for each such Class A Share and the Company will have no obligation to pay any Liquidation Amount to the holders of such Class A Shares so purchased by BBU.

26.29            In order to exercise the Liquidation Call Right, BBU must notify the Transfer Agent in writing, as agent for the Class A Shareholders and the Company, of its intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Company and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Company. If BBU exercises the Liquidation Call Right in accordance with this §26.29, all obligations of the Company under §26.25 to §26.27 will terminate and on the Liquidation Date BBU will purchase and Class A Shareholders will sell all of their Class A Shares then outstanding for a price per unit equal to the Liquidation Call Consideration.

Automatic Redemption Rights

26.30            Subject to the exercise of the Liquidation Call Right, in connection with a BBU Liquidation Event, including where substantially concurrent with a Liquidation Event, the Company shall, subject to applicable Law, redeem all outstanding Class A Shares on the day prior to the effective date of the BBU Liquidation Event for, in its sole and absolute discretion, (i) an amount in cash per share equal to the BBU Unit Value on the Trading Day immediately preceding the public announcement of the BBU Liquidation Event multiplied by the Conversion Factor (together with a cash amount for each Class A Share equal to any Unpaid Dividends per Class A Share), or (ii) such number of BBU Units equal to the Conversion Factor in effect on the Trading Day immediately preceding the public announcement of the BBU Liquidation Event (together with a cash amount for each Class A Share equal to any Unpaid Dividends per Class A Share).

OTHER RIGHTS AND RESTRICTIONS

Conversion of Class A Shares

26.31            Any BBU-Affiliated Class A Shareholder shall be entitled at any time to have any or all of such BBU-Affiliated Class A Shareholder’s Class A Shares converted into Class C Shares at a conversion rate equal to one Class C Share for each Class A Share in respect of which the conversion right is exercised. The right of conversion herein provided for may be exercised by notice in writing given to the Transfer Agent (a “Conversion Notice”), which notice shall specify the number of Class A Shares that the BBU-Affiliated Class A Shareholder desires to have converted. Upon receipt of a Conversion Notice, the Company shall, subject to applicable Law, promptly issue to the converting BBU-Affiliated Class A Shareholder the requisite number of Class C Shares and the Transfer Agent shall cancel the converted Class A Shares subject to the Conversion Notice effective concurrently therewith.

Call Rights

26.32            Each Class A Shareholder, whether a registered holder or a beneficial holder, by virtue of becoming and being such a holder will be deemed to acknowledge each of the Exchange-Redemption Call Right and the Liquidation Call Right, in each case, in favour of BBU, and the overriding nature thereof in connection with the exercise of Exchange Rights, the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Class A Shares, as the case may be, and to be bound thereby in favour of BBU as herein provided.

Part 27

SPECIAL RIGHTS AND RESTRICTIONS
cLASS B Multiple Voting shares

Special Rights and Restrictions

27.1              The Class B Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 27.

Dividend Rights

27.2              Except as set out in §27.3, the Class B Shareholders shall not be entitled to receive any dividends on the Class B Shares.

Stock Dividends

27.3              In the event a dividend is declared and paid on the Class A Shares consisting of Class A Shares, the board shall, subject to applicable Law, contemporaneously declare and pay an equivalent dividend on the Class B Shares consisting of Class B Shares.

Ranking of the Class B Shares

27.4              The Class B Shares shall, as to the return of capital in the event of the liquidation, dissolution or winding-up of the Company, rank junior to the Preferred Shares and to the Class A Shares and senior to the Class C Shares and any other shares ranking junior to the Class B Shares with respect to priority in the return of capital in a Liquidation Event.

Voting Rights

27.5              Except as expressly provided herein, each Class B Shareholder will be entitled to receive notice of, and attend and vote at, all meetings of shareholders of the Company, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. Each Class B Shareholder will be entitled to cast a number of votes per Class B Share equal to: (i) the number that is three times the number of Class A Shares then issued and outstanding, divided by (ii) the number of Class B Shares then issued and outstanding.

27.6              Except as otherwise expressly provided herein or as required by Law, the Class A Shareholders and the Class B Shareholders will vote together and not as separate classes.

27.7              At any time that no Class A Shares are outstanding or for any vote held only in respect of the Class B Shares, each Class B Shareholder will be entitled to cast one vote per Class B Share.

27.8              Subject to any rights of the holders of any series of Preferred Shares to elect directors under specified circumstances, the holders of the outstanding Class A Shares and Class B Shares, voting together, shall be entitled to vote for the election of all directors of the Company.

Amendment with Approval of Class B Shareholders

27.9              In addition to any other approvals required by Law, the rights, privileges, restrictions and conditions attached to the Class B Shares as a class may be added to, changed or removed but only with the approval of the Class B Shareholders given as hereinafter specified.

27.10            The approval of the Class B Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Shares as a class or in respect of any other matter requiring the consent of the holders of the Class B Shareholders may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the Class B Shareholders or passed by the affirmative vote of at least two thirds of the votes cast at a meeting of the Class B Shareholders duly called for that purpose. On every poll taken at every meeting of the Class B Shareholders as a class, each Class B Shareholder entitled to vote thereat shall have one vote in respect of each Class B Share held.

Retraction at the Option of the Class B Shareholder

27.11            Subject to applicable Law, at any time from and after the date of the issuance of the Class B Shares, each Class B Shareholder shall have the right (the “Class B Retraction Right”) to require the Company to redeem all or such portion of the Class B Shares registered in the name of such Class B Shareholder specified in a Notice of Class B Retraction delivered to the Company by or on behalf of such Class B Shareholder (such Class B Shares being hereafter referred to as “Tendered Class B Shares” and such Class B Shareholder, the “Tendering Class B Shareholder”) for the Cash Amount (the “Class B Retraction Amount”).

Notice of Class B Retraction

27.12            A Class B Shareholder must deliver a Notice of Class B Retraction to the registered office of the Company in order to exercise his, her or its Class B Retraction Right.

Satisfaction of Retraction Right

27.13            Upon receipt by Company of a Notice of Class B Retraction and such additional documents and instruments as the Company may reasonably require, the Company shall redeem the Tendered Class B Shares on or prior to the Specified Class B Retraction Date. The Company will deliver or cause to be delivered to the Tendering Class B Shareholder, at the address of the holder recorded in the register of the Company for the Class B Shares or at the address specified in the holder’s Notice of Class B Retraction, the Class B Retraction Amount, and such delivery of such Class B Retraction Amount by or on behalf of the Company, will be deemed to be payment of and will satisfy and discharge all liability for the Class B Retraction Right so exercised.

27.14            Each Tendering Class B Shareholder shall continue to own each Class B Share subject to any Notice of Class B Retraction, and be treated as a Class B Shareholder with respect to each such Class B Share for all other purposes of these Articles, until such Class B Share has been redeemed by the Company in accordance with §27.11 to §27.16.

27.15            Notwithstanding anything to the contrary set forth herein, the Company will not be obligated to redeem Tendered Class B Shares to the extent that such redemption would be contrary to solvency requirements or other provisions of applicable Law.

Withholding Taxes

27.16            Each Tendering Class B Shareholder shall be required to pay to the Company the amount of any tax withholding due upon the redemption of Tendered Class B Shares pursuant to §27.11 to §27.13 and will be deemed to have authorized the Company to retain such portion of the Class B Retraction Amount as the Company reasonably determines is necessary to satisfy its tax withholding obligations. Before making any withholding pursuant to this §27.16, the Company shall give each Tendering Class B Shareholder within three (3) Business Days after the Company’s receipt of a Notice of Class B Retraction from such Tendering Class B Shareholder, notice of the Company’s good faith estimate of the amount of any anticipated tax withholding (together with the legal basis therefor) due upon the redemption of the Tendered Class B Shares subject to such Notice of Class B Retraction, provide the Tendering Class B Shareholder with sufficient opportunity to provide any forms or other documentation or take such other steps in order to avoid or reduce such tax withholding, and reasonably cooperate with the Tendering Class B Shareholder in good faith to attempt to reduce any amounts that would otherwise be withheld pursuant to this §27.16; provided that any determination with respect to the tax withholding shall be made by the Company in its sole discretion exercised in good faith.

Liquidation Rights

27.17            Upon any Liquidation Event, including where substantially concurrent with a BBU Liquidation Event, subject to the following sentence, the Class B Shareholders shall be entitled to be paid out of the assets of the Company legally available for distribution on the Liquidation Date an amount in cash per Class B Share then held by them equal to the BBU Unit Value for each such Class B Share. At any time no Class C Shares are outstanding, the Class B Shareholders shall be entitled to receive on the Liquidation Date the assets and property of the Company remaining, if any, after the prior payments of the amounts set forth in §27.18.

27.18            The rights of the Class B Shareholders to receive the amount set forth in §27.17 is subject to the prior payment of the amounts set forth in §26.26(b) and §26.26(c) and to the prior rights of holders of all classes and series of Preferred Shares, Class A Shares and any other class of shares ranking in priority or rateably with the Class B Shares.

27.19            If, upon any such Liquidation Event, the assets of the Company, after payment of any amounts owed to holders of all classes of shares ranking in priority to the Class B Shares, shall be insufficient to make payment in full to all Class B Shareholders of the foregoing amounts set forth in §27.17 with respect to the Liquidation Event, then such assets (or consideration) shall be distributed among the Class B Shareholders at the time outstanding, rateably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under §27.17.

Transfer Restrictions

27.20            The Class B Shares may not be Transferred to any Person other than to BBU or a Person Controlled by BBU. If any Class B Shares are Transferred in contravention of the preceding sentence, (i) such Transfer shall be null and void, and the Company shall not register or otherwise recognize the Transfer of the Class B Shares to the transferee, (ii) any rights to vote attaching to the Class B Shares so Transferred may not be exercised by any Person, (iii) any payment by the Company on the Class B Shares so Transferred shall be prohibited and any such payment shall be forfeited, and (iv) any rights that an ineligible transferee may have as a result of being a holder of Class B Shares shall be null and void, in each case, until such time as such Transfer is cancelled.

Part 28

SPECIAL RIGHTS AND RESTRICTIONS
cLASS C NON-VOting shares

Special Rights and Restrictions

28.1              The Class C Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 28.

Dividend Rights

28.2              Class C Shareholders shall be entitled to receive, as and when declared by the board of directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the board of directors. The Class C Shareholders shall not be entitled to receive dividends (i) unless and until the Company has paid any Unpaid Dividends, and (ii) unless and until the Company has paid all of the Exchange Consideration owing to any Tendering Class A Shareholders who have submitted Notices of Exchange before the date the board of directors declares a dividend on the Class C Shares. The record and payment dates for dividends on Class C Shares shall be such date that the board of directors shall designate for the payment of such dividends.

Stock Dividends

28.3              In the event a dividend is declared and paid on the Class A Shares consisting of Class A Shares, the board shall, subject to applicable Law, contemporaneously declare and pay on the Class C Shares an equivalent dividend on a per share basis consisting of Class C Shares.

Ranking of the Class C Shares

28.4              The Class C Shares shall, as to the payment of dividends and return of capital in a Liquidation Event, rank junior to the Preferred Shares, the Class A Shares and the Class B Shares and senior over any other shares ranking junior to the Class C Shares with respect to priority in payment of dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Company.

Voting Rights

28.5              Except as otherwise expressly provided herein or as required by Law, each Class C Shareholder shall be entitled to notice of, and to attend, any meetings of shareholders of the Company, but shall not otherwise be entitled to vote at any such meeting.

Amendment with Approval of Class C Shareholders

28.6              In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Class C Shares as a class may be added to, changed or removed but only with the approval of the holders of the Class C Shares given as hereinafter specified.

28.7              The approval of the Class C Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class C Shares as a class or in respect of any other matter requiring the consent of the Class C Shareholders may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the Class C Shareholders or passed by the affirmative vote of at least two thirds of the votes cast at a meeting of the Class C Shareholders duly called for that purpose. On every poll taken at every meeting of the Class C Shareholders as a class, each Class C Shareholder entitled to vote thereat shall have one vote in respect of each Class C Share held.

Retraction at the Option of the Class C Shareholder

28.8              Subject to applicable Law, at any time from and after the date of the issuance of the Class C Shares, each Class C Shareholder shall have the right (the “Class C Retraction Right”) to require the Company to redeem all or such portion of the Class C Shares registered in the name of such Class C Shareholder specified in an Notice of Class C Retraction delivered to the Company by or on behalf of such Class C Shareholder (such Class C Shares being hereafter referred to as “Tendered Class C Shares” and such Class C Shareholder, the “Tendering Class C Shareholder”) for the Cash Amount (the “Class C Retraction Amount”).

Notice of Class C Retraction

28.9              A Class C Shareholder must deliver a Notice of Class C Retraction to the registered office of the Company in order to exercise his, her or its Class C Retraction Right.

Satisfaction of Retraction Right

28.10             Upon receipt by Company of a Notice of Class C Retraction and such additional documents and instruments as the Company may reasonably require, the Company shall redeem the Tendered Class C Shares on or prior to the Specified Class C Retraction Date. The Company will deliver or cause to be delivered to the Tendering Class C Shareholder, at the address of the holder recorded in the register of the Company for the Class C Shares or at the address specified in the holder’s Notice of Class C Retraction, the Class C Retraction Amount, and such delivery of such Class C Retraction Amount by or on behalf of the Company, will be deemed to be payment of and will satisfy and discharge all liability for the Class C Retraction Right so exercised.

28.11            Each Tendering Class C Shareholder shall continue to own each Class C Share subject to any Notice of Class C Retraction, and be treated as a Class C Shareholder with respect to each such Class C Share for all other purposes of these Articles, until such Class C Share has been redeemed by the Company in accordance with §28.8 to §28.13.

28.12            Notwithstanding anything to the contrary set forth herein, the Company will not be obligated to redeem Tendered Class C Shares to the extent that such redemption would be contrary to solvency requirements or other provisions of applicable Law.

Withholding Taxes

28.13            Each Tendering Class C Shareholder shall be required to pay to the Company the amount of any tax withholding due upon the redemption of Tendered Class C Shares pursuant to §28.8 to §28.10 and will be deemed to have authorized the Company to retain such portion of the Class C Retraction Amount as the Company reasonably determines is necessary to satisfy its tax withholding obligations. Before making any tax withholding pursuant to this §28.13, the Company shall give each Tendering Class C Shareholder within three (3) Business Days after the Company’s receipt of a Notice of Class C Retraction from such Tendering Class C Shareholder, notice of the Company’s good faith estimate of the amount of any anticipated tax withholding (together with the legal basis therefor) due upon the redemption of the Tendered Class C Shares subject to such Notice of Class C Retraction, provide the Tendering Class C Shareholder with sufficient opportunity to provide any forms or other documentation or take such other steps in order to avoid or reduce such tax withholding, and reasonably cooperate with the Tendering Class C Shareholder in good faith to attempt to reduce any amounts that would otherwise be withheld pursuant to this §28.13; provided that any determination with respect to the tax withholding shall be made by the Company in its sole discretion exercised in good faith.

Liquidation Rights

28.14            Upon any Liquidation Event, including where substantially concurrent with a BBU Liquidation Event, the Class C Shareholders shall be entitled to receive on the Liquidation Date the assets and property of the Company remaining, if any, after the prior payments of the amounts set forth in §28.15.

28.15            The rights of the Class C Shareholders to receive the amounts set forth in §28.14 is subject to the prior payment of the amounts set forth in §26.26(b) and §26.26(c) and the prior rights of holders of all classes and series of Preferred Shares, Class A Shares, Class B Shares and any other class of shares ranking in priority or rateably with the Class C Shares.

Transfer Restrictions

28.16            The Class C Shares may not be Transferred to any Person other than to BBU or a Person Controlled by BBU. If any Class C Shares are Transferred in contravention of the preceding sentence, (i) such Transfer shall be null and void, and the Company shall not register or otherwise recognize the Transfer of the Class C Shares to the transferee, (ii) any payment by the Company on the Class C Shares so Transferred shall be prohibited and any such payment shall be forfeited, and (iii) any rights that an ineligible transferee may have as a result of being a holder of Class C Shares shall be null and void, in each case, until such time as such Transfer is cancelled.

Part 29

SPECIAL RIGHTS AND RESTRICTIONS
CLASS A SENIOR PREFERRED SHARES

Special Rights and Restrictions

29.1              Subject to the rights, if any, of the holders of issued shares of the Company, the Class A Senior Preferred Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 29.

Directors’ Right to Issue in One or More Series

29.2               The Class A Senior Preferred Shares may be issued at any time or from time to time in one or more series. Before any Class A Senior Preferred Shares of a series are issued, the board of directors shall, subject to the Business Corporations Act (British Columbia), by resolution:

(a)            determine the maximum number of shares of any of those series of shares that the Company is authorized to issue, determine that there is no maximum number or, if none of the shares of that series is issued, alter any determination so made, and authorize the alteration of the notice of articles accordingly;

(b)            alter the articles, and authorize the alteration of the notice of articles, to create an identifying name by which the shares of any of those series of shares may be identified or, if none of the shares of that series is issued, to alter any such identifying name so created; and

(c)            alter the articles, and authorize the alteration of the notice of articles accordingly, to attach special rights or restrictions to the shares of any of those series of shares, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase, retraction or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions but no special right or restriction so created, defined or attached shall contravene the provisions of §29.3 and §29.4, or, if none of the shares of that series is issued, to alter any such special rights or restrictions.

Ranking of the Class A Senior Preferred Shares

29.3              The Class A Senior Preferred Shares of each series shall, as to the payment of dividends and return of capital in a Liquidation Event, rank on a parity with the Class A Senior Preferred Shares of every other series and senior to the Class B Junior Preferred Shares, the Class A Shares, the Class B Shares and the Class C Shares and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and return of capital in a Liquidation Event.

Voting

29.4              Except as hereinafter referred to or as required by Law or unless provision is made in the articles of the Company relating to any series of Class A Senior Preferred Shares that such series is entitled to vote, the holders of the Class A Senior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

Amendment with Approval of Holder of Class A Senior Preferred Shares

29.5              In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Class A Senior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Class A Senior Preferred Shares given as hereinafter specified.

29.6              The approval of the holders of the Class A Senior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Senior Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Class A Senior Preferred Shares may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Class A Senior Preferred Shares or passed by the affirmative vote of at least two thirds of the votes cast at a meeting of the holders of the Class A Senior Preferred Shares duly called for that purpose. On every poll taken at every meeting of the holders of the Class A Senior Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Class A Senior Preferred Shares, each holder of Class A Senior Preferred Shares entitled to vote thereat shall have one vote in respect of each Class A Senior Preferred Share held.

Part 30

SPECIAL RIGHTS AND RESTRICTIONS
CLASS B JUNIOR PREFERRED SHARES

Special Rights and Restrictions

30.1              Subject to the rights, if any, of the holders of issued shares of the Company, the Class B Junior Preferred Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 30.

Directors’ Right to Issue in One or More Series

30.2              The Class B Junior Preferred Shares may be issued at any time or from time to time in one or more series. Before any Class B Junior Preferred Shares of a series are issued, the board of directors shall, subject to the Business Corporations Act (British Columbia), by resolution:

(a)            determine the maximum number of shares of any of those series of shares that the Company is authorized to issue, determine that there is no maximum number or, if none of the shares of that series is issued, alter any determination so made, and authorize the alteration of the notice of articles accordingly;

(b)            alter the articles, and authorize the alteration of the notice of articles, to create an identifying name by which the shares of any of those series of shares may be identified or, if none of the shares of that series is issued, to alter any such identifying name so created; and

(c)            alter the articles, and authorize the alteration of the notice of articles accordingly, to attach special rights or restrictions to the shares of any of those series of shares, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase, retraction or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions but no special right or restriction so created, defined or attached shall contravene the provisions of §30.3 and §30.4, or, if none of the shares of that series is issued, to alter any such special rights or restrictions.

Ranking of the Class B Junior Preferred Shares

30.3              The Class B Junior Preferred Shares of each series shall, as to the payment of dividends and return of capital in a Liquidation Event, rank on a parity with the Class B Junior Preferred Shares of every other series, junior to the Class A Senior Preferred Shares and senior to the Class A Shares, the Class B Shares and the Class C Shares and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in return of capital in a Liquidation Event.

Voting

30.4              Except as hereinafter referred to or as required by Law or unless provision is made in the articles of the Company relating to any series of Class B Junior Preferred Shares that such series is entitled to vote, the holders of the Class B Junior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

Amendment with Approval of Holder of Class B Junior Preferred Shares

30.5               In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Class B Junior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Class B Junior Preferred Shares given as hereinafter specified.

30.6              The approval of the holders of the Class B Junior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Junior Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Class B Junior Preferred Shares may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Class B Junior Preferred Shares or passed by the affirmative vote of at least two thirds of the votes cast at a meeting of the holders of the Class B Junior Preferred Shares duly called for that purpose. On every poll taken at every meeting of the holders of the Class B Junior Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Class B Junior Preferred Shares, each holder of Class B Junior Preferred Shares entitled to vote thereat shall have one vote in respect of each Class B Junior Preferred Share held.

EXHIBIT “A”

NOTICE OF EXCHANGE

To:      TSX TRUST COMPANY (the “Transfer Agent”)

PLEASE DELIVER YOUR EXCHANGE REQUEST AS FOLLOWS:

Via Mail:
TSX Trust Company 1 Toronto Street, Suite 1200 Toronto, ON M5C 2V6 Attention: Corporate Actions

This notice is given pursuant to Section 26.12 of the articles (the “Articles”) of Brookfield Business Corporation (the “Company”). All capitalized words and expressions used in this notice that are defined in the Articles have the meanings ascribed to such words and expressions in the Articles.

The undersigned hereby notifies the Company that the undersigned desires to have the Company redeem in accordance with the Articles:

☐	all Class A Share(s) registered in the name of the undersigned; or

☐	_____ Class A Share(s) registered in the name of the undersigned.

Such amount of Class  A Share(s)  elected above, being hereafter referred to herein as the “Tendered Class A Shares”.

The undersigned acknowledges the Exchange-Redemption Call Right of Brookfield Business Partners L.P. (“BBU”) or an affiliate of BBU to acquire all, but not less than all, of the Tendered Class A Shares from the undersigned and that this notice is and will be deemed to be an offer by the undersigned to sell the Tendered Class A Shares to BBU in accordance with the Exchange-Redemption Call Right on or prior to the Specified Exchange Date for the Exchange Consideration and on the other terms and conditions set out in the Articles.

The undersigned acknowledges that the exchange or acquisition of the Tendered Class A Shares may be satisfied by the delivery of an equivalent number of BBU Units (subject to adjustment to reflect certain capital events) or the Cash Amount. The form of payment is to be determined by the Company or BBU. It is the intention of the Company and BBU to satisfy any exchange or acquisition of Tendered Class A Shares through the delivery of BBU Units rather than the Cash Amount.

The undersigned acknowledges that the Company will not be obligated to redeem Tendered Class A Shares to the extent that such redemption would be contrary to solvency requirements or other provisions of applicable Laws. If the Company believes that it would not be permitted by any such requirements or other provisions to redeem the Tendered Class A Shares, provided that BBU has not exercised its Exchange-Redemption Call Right with respect to the Tendered Class A Shares, the Company will only be obligated to redeem the maximum number of Tendered Class A Shares (rounded down to a whole number of Class A Shares) that would not be contrary to such provisions.

The undersigned hereby represents and warrants to the Company and BBU that the undersigned has good title to, and owns, the Class A Share(s) to be acquired by the Company, BBU or an affiliate of BBU as the case may be, free and clear of all liens, claims and encumbrances whatsoever.

Date:

Name of Person and Account Number (Please print)

Street Address or P.O. Box

City, Province and Postal Code

Signature of Tendering Class A Shareholder

(Guarantee of Signature)

CURRENCY ELECTION

(only if exchange or acquisition of the Tendered Class A Shares is satisfied by the Cash Amount)

Shareholders domiciled in Canada will receive the Cash Amount in Canadian dollars (CAD) and shareholders domiciled in the United States and all other countries will receive the Cash Amount in U.S. dollars (USD), unless otherwise elected below:

☐ Issue my cash entitlement payment(s) in U.S. dollars (USD).

☐ Issue my cash entitlement payment(s) in Canadian dollars (CAD).

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by the Transfer Agent, in its capacity as foreign exchange service provider to the Company, on the date the funds are converted and (b) the risk of any fluctuation in such rate will be borne by the undersigned.

Payment Delivery Instruction

☐ Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid by cheque and mailed to the last address of the Tendering Class A Shareholder as it appears on the register of the Company or as instructed below in Exhibit A. ALL CHEQUE PAYMENTS WILL BE ISSUED TO THE REGISTERED NAME AS IT CURRENTLY APPEARS.

☐ Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid by cheque and held for pick-up by the Tendering Class A Shareholder at the principal transfer office of the Transfer Agent in Toronto, Ontario.

NOTE: This panel must be completed and such additional documents as the Transfer Agent may require must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario. The BBU Units Amount and any payment resulting from the exchange or acquisition of the Tendered Class A Shares will be issued and registered in, and made payable to respectively, the name of the Tendering Class A Shareholder as it appears on the register of the Company and the BBU Units Amount and payment resulting from such exchange or acquisition will be delivered to such Tendering Class A Shareholder as indicated above, unless the form appearing in Exhibit A (including the signature guarantee section) is duly completed.

STATUS AS U.S. SHAREHOLDER

(Please check the appropriate box)

Indicate whether or not you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder by placing an “X” in the applicable box below. A “U.S. Shareholder” is any holder of Class A Shares that is either (a) requesting that the Cash Amount, if applicable, is to be paid by cheque and mailed to a U.S. address (regardless whether such U.S. address is the last address of the Tendering Class A Shareholder as it appears on the register of the Company or such U.S. address is provided in Exhibit A) or (b) a U.S. person for United States federal income tax purposes as defined in “Important U.S. Tax Information for U.S. Shareholders” in Exhibit B.

☐	The person signing this Notice of Exchange is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

☐	The person signing this Notice of Exchange is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

If you are a U.S. Shareholder or acting on behalf of a U.S. Shareholder, then in order to avoid U.S. backup withholding, you generally must complete the IRS Form W-9 provided in Exhibit C. If you are a U.S. Shareholder but you are not a U.S. person for U.S. federal income tax purposes, then you must complete the appropriate IRS Form W-8 to avoid backup withholding. If you require an IRS Form W-8, please contact the Transfer Agent or download the appropriate IRS Form W-8 at www.irs.gov.

EXHIBIT A:

Cheque Delivery Information

Date:

Name of Person in Whose Name Payment is to be Delivered (please print)

Street Address or P.O. Box

City, Province and Postal Code

Signature of Tendering Class A Shareholder

Guarantee of Signatures

If this Notice is signed by a person other than the registered owner(s) of the Tendered Class A Share(s), or if BBU Units are to be delivered to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of the Company or if the payment is to be issued in the name of a person other than the registered owner of the Tendered Class A Share(s) such signature must be guaranteed by an Eligible Institution1, or in some other manner satisfactory to the Transfer Agent (except that no guarantee is required if the signature is that of an Eligible Institution).

Dated:
Signature guaranteed by (if required)

Authorized Signature	Name of Authorized Representative (please print or type) (if applicable)

Name of Guarantor (please print or type)

Address (please print or type)

1 An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary. Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks or trust companies in Canada or the United States

EXHIBIT B:

IMPORTANT U.S. TAX INFORMATION FOR U.S. SHAREHOLDERS

The following does not constitute a summary of the tax consequences of having the Company redeem the Tendered Class A Shares. Shareholders should consult their own tax advisors regarding the tax consequences of having the Company redeem the Tendered Class A Shares.

For purposes of this Notice of Exchange, a U.S. person is a beneficial owner of Class A Shares that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership, or other entity classified as a corporation or partnership for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any state or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (ii) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

To avoid backup withholding of U.S. federal income tax on the redemption of Tendered Class A Shares, a U.S. Shareholder that is a U.S. person must, unless an exemption applies, provide the Transfer Agent with such holder’s correct taxpayer identification number (TIN) (which, in the case of an individual, generally is the individual’s social security number) or employer identification number (EIN), certify under penalties of perjury that such TIN or EIN is correct, and provide certain other certifications by completing the IRS Form W-9 included in this Notice of Exchange. If a U.S. Shareholder does not provide his, her, or its correct TIN or EIN or fails to provide the required certifications, the IRS may impose certain penalties on such holder, and payments to such holder upon the redemption of Tendered Class A Shares may be subject to backup withholding at a rate currently equal to 24%. All U.S. Shareholders that are U.S. persons submitting this Notice of Exchange should complete and sign the IRS Form W-9 to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Transfer Agent). To the extent that a U.S. Shareholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of backup withholding may be credited against the U.S. federal income tax liability of the person subject to backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the U.S. Shareholder by timely providing the required information to the IRS.

If the Transfer Agent has not been provided with a properly certified TIN or EIN by the time of payment, backup withholding will apply. If the Tendered Class A Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the enclosed IRS Form W-9 for guidance on which name and TIN or EIN to report.

Certain U.S. Shareholders (such as corporations and individual retirement accounts) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. Shareholders should enter the appropriate exempt payee code on IRS Form W-9. See the enclosed IRS Form W-9 for instructions.

A U.S. Shareholder that is not a U.S. person and is not acting on behalf of a U.S. person should not complete IRS Form W-9. Instead, to establish an exemption from backup withholding, such U.S. Shareholder should properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, or W-8EXP, as applicable, attesting to such exempt status. An appropriate IRS Form W-8 may be obtained from the Transfer Agent or on the IRS website (www.irs.gov).

ALL U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE HOW THE FOREGOING BACKUP WITHHOLDING AND REPORTING REQUIREMENTS APPLY TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Exhibit C:

See attached

Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification � Go to www.irs.gov/FormW9 for instructions and the latest information. Give Form to the requester. Do not send to the IRS. Print or type. See Specific Instructions on page 3. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes. Individual/sole proprietor orC CorporationS CorporationPartnershipTrust/estate single-member LLC Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) � Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner. Other (see instructions) � 4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.) 5 Address (number, street, and apt. or suite no.) See instructions. Requester’s name and address (optional) 6 City, state, and ZIP code 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Social security number – – Employer identification number – Part II Certification Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter. Under penalties of perjury, I certify that: The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and I am a U.S. citizen or other U.S. person (defined below); and The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. Sign Here Signature of U.S. person �Date � General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following. Form 1099-INT (interest earned or paid) Form 1099-DIV (dividends, including those from stocks or mutual funds) Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) Form 1099-S (proceeds from real estate transactions) Form 1099-K (merchant card and third party network transactions) Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) Form 1099-C (canceled debt) Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later. Cat. No. 10231XForm W-9 (Rev. 10-2018)

By signing the filled-out form, you: Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), Certify that you are not subject to backup withholding, or Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien; A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; An estate (other than a foreign estate); or A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States. In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. The treaty article addressing the income. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. The type and amount of income that qualifies for the exemption from tax. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: You do not furnish your TIN to the requester, You do not certify your TIN when required (see the instructions for Part II for details), The IRS tells the requester that you furnished an incorrect TIN, The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships, earlier. What is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. See Form 1099-MISC, Miscellaneous Income, and its instructions. However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account:Give name and SSN of: IndividualThe individual List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. Circle the minor’s name and furnish the minor’s SSN. You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier. *Note: The grantor also must provide a Form W-9 to trustee of trust. Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records From Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your Two or more individuals (joint account) other than an account maintained by an FFI Two or more U.S. persons (joint account maintained by an FFI) Custodial account of a minor (Uniform Gift to Minors Act) a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law Sole proprietorship or disregarded entity owned by an individual Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) The actual owner of the account or, if combined funds, the first individual on the accoun 1 t 2 The minor 1 The grantor-trustee 1 The actual owner r The grantor* permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: Protect your SSN, Ensure your employer is protecting your SSN, and Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Pub. 5027, Identity Theft Information for Taxpayers. Victims of identity theft who are experiencing economic harm or a For this type of account:Give name and EIN of: systemic problem, or are seeking help in resolving tax problems that Disregarded entity not owned by an individual The owner 4 have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD A valid trust, estate, or pension trust Legal entity 1-800-829-4059. Corporation or LLC electing corporate status on Form 8832 or Form 2553 Association, club, religious, charitable, educational, or other tax-exempt organization The corporation The organization Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. Partnership or multi-member LLCThe partnership A broker or registered nomineeThe broker or nominee

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

EXHIBIT “B”

NOTICE OF CLASS A REDEMPTION

To:	Class A Shareholders of Brookfield Business Corporation (the “Company”)

This notice is given pursuant to Section 26.19 of the articles of the Company (the “Articles”). All capitalized words and expressions used in this notice that are defined in the Articles have the meanings ascribed to such words and expressions in such Articles.

The Company hereby notifies the Class A Shareholders that the Company desires to redeem all of the issued and outstanding Class A Shares in accordance with the Articles.

The Company acknowledges that this notice is and will be deemed to be an irrevocable offer by the Company to redeem all of the Class A Shares on the Specified Class A Redemption Date for the Redemption Consideration and on the other terms and conditions set out in the Articles.

The Specified Class A Redemption Date will be _________________________.

Brookfield Business Corporation

(Date)

EXHIBIT “C”

NOTICE OF CLASS B RETRACTION

To:	Brookfield Business Corporation (the “Company”)

This notice is given pursuant to Section 27.12 of the articles of the Company (the “Articles”). All capitalized words and expressions used in this notice that are defined in the Articles have the meanings ascribed to such words and expressions in such Articles.

The undersigned hereby notifies the Company that the undersigned desires to have the Company redeem in accordance with the Articles:

__      all Class B Share(s) registered in the name of the undersigned; or

__      _____ Class B Share(s) registered in the name of the undersigned.

The undersigned acknowledges that this notice is and will be deemed to be an irrevocable offer by the undersigned to sell the Tendered Class B Shares to the Company on or prior to the Specified Class B Retraction Date for the Class B Retraction Amount and on the other terms and conditions set out in the Articles.

The undersigned acknowledges that the Company will not be obligated to redeem Tendered Class B Shares to the extent that such redemption would be contrary to solvency requirements or other provisions of applicable Laws. If the Company believes that it would not be permitted by any such requirements or other provisions to redeem the Tendered Class B Shares, the Company will only be obligated to redeem the maximum number of Tendered Class B Shares (rounded down to a whole number of Class B Shares) that would not be contrary to such provisions.

The undersigned hereby represents and warrants to the Company that the undersigned has good title to, and owns, the Class B Share(s) to be acquired by the Company, free and clear of all liens, claims and encumbrances whatsoever.

(Date)

(Signature of Tendering Class B Shareholder)

(Guarantee of Signature)

□      Please check this box if the Cash Amount resulting from the acquisition of the Tendered Class B Shares is to be mailed to the last address of the Tendering Class B Shareholder as it appears on the register of the Company.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Company may require, must be delivered to the registered office of the Company in Vancouver, British Columbia. Any payment resulting from the acquisition of the Tendered Class B Shares will be made payable to the name of the Tendering Class B Shareholder as it appears on the register of the Company and payment resulting from such acquisition will be delivered to such Tendering Class B Shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Payment is to be Delivered (please print)

Street Address or P.O. Box

City, Province and Postal Code

Signature of Tendering Class B Shareholder

NOTE: If this Notice of Class B Retraction is for less than all of the Class B Share(s) represented by this certificate, a certificate representing the remaining Class B Shares of the Company will be issued and registered in the name of the Tendering Class B Shareholder as it appears on the register of the Company.

EXHIBIT “D”

NOTICE OF CLASS C RETRACTION

To:	Brookfield Business Corporation (the “Company”)

This notice is given pursuant to Section 28.9 of the articles of the Company (the “Articles”). All capitalized words and expressions used in this notice that are defined in the Articles have the meanings ascribed to such words and expressions in such Articles.

The undersigned hereby notifies the Company that the undersigned desires to have the Company redeem in accordance with the Articles:

__      all Class C Share(s) registered in the name of the undersigned; or

__      _____ Class C Share(s) registered in the name of the undersigned.

The undersigned acknowledges that this notice is and will be deemed to be an irrevocable offer by the undersigned to sell the Tendered Class C Shares to the Company on or prior to the Specified Class C Retraction Date for the Class C Retraction Amount and on the other terms and conditions set out in the Articles.

The undersigned acknowledges that the Company will not be obligated to redeem Tendered Class C Shares to the extent that such redemption would be contrary to solvency requirements or other provisions of applicable Laws. If the Company believes that it would not be permitted by any such requirements or other provisions to redeem the Tendered Class C Shares, the Company will only be obligated to redeem the maximum number of Tendered Class C Shares (rounded down to a whole number of Class C Shares) that would not be contrary to such provisions.

The undersigned hereby represents and warrants to the Company that the undersigned has good title to, and owns, the Class C Share(s) to be acquired by the Company, free and clear of all liens, claims and encumbrances whatsoever.

(Date)

(Signature of Tendering Class C Shareholder)

(Guarantee of Signature)

□      Please check this box if the Cash Amount resulting from the acquisition of the Tendered Class C Shares is to be mailed to the last address of the Tendering Class C Shareholder as it appears on the register of the Company.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Company may require, must be delivered to the registered office of the Company in Vancouver, British Columbia. Any payment resulting from the acquisition of the Tendered Class C Shares will be made payable to the name of the Tendering Class C Shareholder as it appears on the register of the Company and payment resulting from such acquisition will be delivered to such Tendering Class C Shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Payment is to be Delivered (please print)

Street Address or P.O. Box

City, Province and Postal Code

Signature of Tendering Class C Shareholder

NOTE: If this Notice of Class C Retraction is for less than all of the Class C Share(s) represented by this certificate, a certificate representing the remaining Class C Shares of the Company will be issued and registered in the name of the Tendering Class C Shareholder as it appears on the register of the Company.

EXHIBIT B-1

Authorized Signatures for Brookfield Business Corporation (“BBUC”)
under Rights Agreement dated as of [●], 2021

BBUC certifies that the names, titles, telephone numbers and e-mail addresses set forth in this Exhibit B-1 identify the persons authorized to provide the Company Notice.

Name, Title, Telephone Number, and e-mail address for person(s) designated to provide the Company Notice

Name	Title	Telephone Number	E-mail Address	Signature

EXHIBIT B-2

Authorized Signatures for Brookfield Asset Management Inc. (“BAM”)

under Rights Agreement dated as of [●], 2021

BAM certifies that the names, titles, telephone numbers and e-mail addresses set forth in this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds equity transfer instructions, on behalf of the corporation.

Name, Title, Telephone Number, and e-mail address for person(s) designated to provide direction, including but not limited to funds/equity transfer instructions, and to otherwise direct Wilmington Trust, National Association, as Rights Agent

Name	Title	Telephone Number	E-mail Address	Signature

EXHIBIT C

Terms of Compensation of Rights Agent

In consideration for the services of the Rights Agent under the Rights Agreement dated as of [●], 2021 with Brookfield Asset Management Inc. the Rights Agent shall receive the following compensation from the Liquidating Trust Assets:

Initial Acceptance Fee (one time, payable in advance on the Effective Date) account opening, document negotiation, KYC solicitation, client onboarding	$[●]

Administration Fee (payable annually, in advance on the Effective Date and each anniversary thereof)
establishment of books and records, account maintenance, coordination with all professionals including legal, tax, BBU, BAM, DTC, etc.	$[●]

Custody Fee (charged quarterly in arrears based on average daily market value of assets in account) *custody fee waived if funds held in cash, money market funds, BBU Units or BBU Unit Convertible	1.0 basis points*

Contingent Fee
(billed only as required if the Rights Agent is required to process an exchange as contemplated by the Agreement)
Fee inclusive of administrative effort and all wire charges or free delivery of shares through DTC	$[●]/exchange/Exchanging Class A Shareholder

Out-of-Pocket Expenses:

In addition to the fees listed above, all reasonable out-of-pocket expenses will be billed and payable at cost. Out-of-pocket expenses include, but are not limited to, reasonable fees of counsel or other outside professional firms (legal counsel, tax advisor) retained by the Rights Agent (including fees and expenses incurred in litigation), reasonable travel expenses of bank officers to attend closings.

EXTRAORDINARY ADMINISTRATION CHARGES (ONLY IF APPLICABLE):

In the event of extraordinary circumstances requiring administrative time beyond the scope of typical account duties set forth in the Instruments and supporting documents relevant to our appointment, including but not limited to, default and/or bankruptcy administration, additional charges shall accrue at an hourly rate, as follows:

Assistant Vice President, Vice President, Managing Director, Senior Vice President, or Member of Senior Management: $[●].00 per hour

All of the above fees shall be subject to good faith negotiations as to reasonable revisions every two (2) years and shall be mutually agreed upon between the Rights Agent and BAM.

EXHIBIT D-1

Form of Company Notice

To:	Brookfield Asset Management Inc.

Attn: Investor Relations

Brookfield Place, Suite 300

181 Bay Street, P.O. Box 762

Toronto, Ontario, Canada M5J 2T3

Phone: 1-866-989-0311

Email: enquiries@brookfield.com

Brookfield Business Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12, Bermuda
Phone: (441) 294-3304
E-mail: bbu.enquiries@brookfield.com

Wilmington Trust, National Association

Attn: Project Remus Administrator

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Phone: (203) 453-1318

Fax: (203) 453-1183

Email: rlreynolds@wilmingtontrust.com

Wilmington Trust, National Association:

Reference is made to that certain Rights Agreement, dated as of [●], 2021, between Brookfield Asset Management Inc., and Wilmington Trust, National Association (the “Rights Agreement”). Capitalized terms that are not otherwise defined in this Exchanging Class A Shareholder Notice shall have the meanings given to them in the Rights Agreement.

THE DTC FREE DELIVERY OF THE SUBJECT CLASS A SHARES SHOULD BE DIRECTED TO THE RIGHTS AGENT’S DTC PARTICIPANT NUMBER 990, FOR FURTHER CREDIT OF THE RECEIVED CLASS A SHARE ACCOUNT, ACCOUNT NUMBER [WT TO INSERT].

The Company represents and warrants that, with respect to ______________ Subject Class A Share(s):

(i)            the Company has not satisfied its obligation under sections 26.11 and 26.13 of the Company’s Articles by delivering the BBU Units Amount or Cash Amount on the applicable Specified Exchange Date; and

(ii)            BBU has not, upon its election in its sole and absolute discretion, acquired such Subject Class A Share(s) from the Exchanging Class A Shareholder and delivered the BBU Units Amount or Cash Amount in exchange therefor pursuant to section 26.23 of the Company’s Articles on the applicable Specified Exchange Date.

The BBU Units Amount and the Cash Amount for such Subject Class A Share(s) are as follows:

BBU Units Amount:_______________________

Cash Amount:____________________________

The BBU Units Amount or the Cash Amount, as applicable, shall be issued or paid to the Exchanging Class A Shareholder, whose information is as follows:

Please insert social security

or other identifying number

(Please print name and address)

Delivery instructions for BBU Units Amount:

[Please insert complete instructions including recipient’s DTC participant number and the account number at the participant.]

Delivery instructions for Cash Amount:

[Please insert complete wire transfer instructions.]

Dated: _____________ __, ______

BROOKFIELD BUSINESS CORPORATION, a British Columbia corporation

By:

Name:
Title:

EXHIBIT D-2

Form of Exchanging Class A Shareholder Notice

To:        Brookfield Asset Management Inc.

Attn: Investor Relations

Brookfield Place, Suite 300

181 Bay Street, P.O. Box 762

Toronto, Ontario, Canada M5J 2T3

Phone: 1-866-989-0311

Email: enquiries@brookfield.com

Wilmington Trust, National Association

Attn: Project Remus Administrator

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Phone: (203) 453-1318

Fax: (203) 453-1183

Email: rlreynolds@wilmingtontrust.com

Wilmington Trust, National Association:

Reference is made to that certain Rights Agreement, dated as of [●], 2021, between Brookfield Asset Management Inc., and Wilmington Trust, National Association (the “Rights Agreement”). Capitalized terms that are not otherwise defined in this Exchanging Class A Shareholder Notice shall have the meanings given to them in the Rights Agreement.

THE DTC FREE DELIVERY OF THE SUBJECT CLASS A SHARES SHOULD BE DIRECTED TO THE RIGHTS AGENT’S DTC PARTICIPANT NUMBER 990, FOR FURTHER CREDIT OF THE RECEIVED CLASS A SHARE ACCOUNT, ACCOUNT NUMBER [WT TO INSERT].

The undersigned (the “Holder”) represents and warrants that, with respect to ______________ Subject Class A Share(s):

(i)             the Company has not satisfied its obligation under sections 26.11 and 26.13 of the Company’s Articles by delivering the BBU Units Amount or Cash Amount on the applicable Specified Exchange Date; and

(ii)            BBU has not, upon its election in its sole and absolute discretion, acquired such Subject Class A Share(s) from the Exchanging Class A Shareholder and delivered the BBU Units Amount or Cash Amount in exchange therefor pursuant to section 26.23 of the Company’s Articles on the applicable Specified Exchange Date.

Pursuant to and in accordance with the terms and conditions of the Rights Agreement, the Holder irrevocably elects to exercise its Secondary Exchange Rights for the Holder’s Subject Class A Shares identified above. The BBU Units Amount or the Cash Amount, as applicable, shall be issued or paid to:

Please insert social security

or other identifying number

(Please print name and address)

Delivery instructions for BBU Units Amount:

[Please insert complete instructions including recipient’s DTC participant number and the account number at the participant.]

Delivery instructions for Cash Amount:

[Please insert complete wire transfer instructions.]

Dated: _____________ __, ______

Signature

Signature Medallion Guaranteed:

Signatures should be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).